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Exhibit 10.9
FACILITY AGREEMENT
Made on July 13, 2010
Between

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(i)

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(ii)

(continued)

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(iii)

(continued)

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(iv)

(continued)

SCHEDULES	DESCRIPTION

Schedule 1.1.9(A)	Form of Borrower’s Ontario Pledge

Schedule 1.1.9(B)	List of pledged preferred shares in Gazit Canada and Gazit 2003

Schedule 1.1.22(A)	Form of Drawdown Request in respect of On-Call Advances

Schedule 1.1.22(B)	Form of Drawdown Request in respect of Loans

Schedule 1.1.22(C)	Form of Drawdown Request in respect of Foreign Currency Revolving Credit Facility

Schedule 1.1.30	Copy of Standard Forms with respect to the Borrower Account

Schedule 1.1.37	Form of Gazit 2003 Israeli Pledge

Schedule 1.1.38	Form of Gazit 2003 Ontario Guarantee

Schedule 1.1.39	Form of Gazit 2003 Ontario Pledge

Schedule 1.1.44	Form of Gazit Canada Israeli Pledge

Schedule 1.1.45	Form of Gazit Canada Ontario Guarantee

Schedule 1.1.46	Form of Gazit Canada Ontario Pledge

Schedule 3.1	Documentary Conditions Precedent

Schedule 15.4	Copy of shareholders’ agreement relating to FCR

Schedule 15.9	Articles of Amalgamation of FCR

Schedule 16.1	Form of certificate to be signed by a Responsible Officer detailing the computation of each of the financial ratios

Schedule 18.5	Form of non-disclosure undertaking

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THIS FACILITY AGREEMENT (“this Agreement”) is made on the 13th day of July, 2010,

BETWEEN:
(1)	GAZIT—GLOBE LIMITED, a company incorporated under the laws of the State of Israel (company number 52—003323—4), having its registered office at 1 Derech Hashalom, Tel-Aviv, Israel (“the Borrower”)
AND
(2)	BANK HAPOALIM B.M., a banking corporation incorporated in the State of Israel, in its capacity as Lender

WHEREAS:	the Borrower has requested and/or will request the Lender to make available to the Borrower (through the Borrower Account) credit facilities, all as set out in this Agreement below, and the Lender has agreed to grant such credit facilities, all subject to the conditions precedent and other terms and conditions set out in this Agreement below;

AND WHEREAS:	Gazit Canada (a wholly-owned Subsidiary of the Borrower) has requested the Lender to make available to Gazit Canada credit facilities, all as set out in the Gazit Canada Facility Agreement (as defined below) and the Lender has agreed to grant such credit facilities, all subject to the conditions precedent and other terms and conditions set out in the Gazit Canada Facility Agreement,
NOW, THEREFORE, IT IS HEREBY AGREED as follows:
1. INTERPRETATION
1.1.	Definitions

In this Agreement, including the preamble and the Schedules hereto, the following terms shall have the meanings set out opposite them below:

1.1.1.	“Alony Hetz”	—	means Alony-Hetz Properties and Investments Ltd. or any entity controlled by such a company;

1.1.2.	“Applicable Accounting Principles”	—	means, in relation to: (a) the Borrower, the accounting principles and practices

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generally accepted in Israel for public companies (currently IFRS); and (b) FCR and the Guarantors, the generally accepted accounting principles and practices in Ontario, Canada, for public companies (which, commencing from any Financial Year ending on or after January 1, 2011, shall be IFRS);

1.1.3.	“Auditors”	—	means, with respect to the Borrower, Ernst & Young (Israel), or another leading firm of independent auditors affiliated to one of the big 4 (four) internationally recognised firms of auditors;

1.1.4.	“Bank Hapoalim”	—	means Bank Hapoalim B.M., a banking corporation incorporated under the laws of Israel, including each of its branches and offices in Israel, irrespective of whether presently existing or whether to be opened in the future;

1.1.5.	“Borrower”	—	means Gazit-Globe Limited, a company incorporated under the laws of Israel (company number 52—003323—4);

1.1.6.	“Borrower Account”	—	means account number [***] at Bank Hapoalim, Central Branch (no. 600), in the name of the Borrower:

(a) from which account any On-Call Advance or Loan shall be drawn down pursuant to this Agreement;

(b) in which account Foreign Currency Revolving Credit Facilities shall be made available; and

(c) to which account:

(i) all repayments and prepayments (if any) of any On-Call Advance or Loan and interest accrued thereon) shall be made; and

(ii) any other payments payable to the Lender under any Finance Document shall be made;

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1.1.7.	“Borrower’s
	Israeli Debenture”	—	means the pledge agreement, governed by Israeli law, in a form to be agreed by the Lender and the Borrower before, and to be executed on or before, Financial Close between the Borrower and the Lender, pursuant to which and subject to terms and conditions thereof, the Borrower shall grant to the Lender, as part of the security for the Secured Obligations and the Gazit Canada Secured Obligations, inter alia, a first-ranking pledge and charge in respect of all rights relating to the Borrower Account, including all the moneys therein and the debt represented thereby;

1.1.8.	“Borrower’s Knowledge”	—	the Borrower shall be deemed to have knowledge of a particular fact or matter with respect to any representations and/or warranties relating to any person, matter or thing, if any person who is serving as an officer or director of the Borrower has, or at any time had, actual knowledge of such fact or matter;

1.1.9.	“Borrower’s Ontario Pledge”	—	means the pledge agreement, governed by Ontario law, in the form of Schedule 1.1.9(A) hereto, to be executed between the Borrower and the Lender, pursuant to which the Borrower shall grant to the Lender, as part of the security for the Secured Obligations and the Gazit Canada Secured Obligations, inter alia, a first-ranking pledge and charge over those preferred shares in Gazit Canada and Gazit 2003 as listed in Schedule 1.1.9(B) hereto (“the Pledged Preferred Shares”) and all Related Rights thereto;

1.1.10.	“Borrower’s Rating”	—	means the rating of the Borrower or of any series of debentures issued by the Borrower by Standard & Poor’s Maalot Ltd. (or the equivalent rating by another reputable company, all in accordance with the lowest rating in the event of more than one rating);

1.1.11.	“Borrower’s Share”	—	means, at any time, the percentage of the means of control of FCR at such time represented by the Pledged FCR Shares;

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1.1.12.	“Business Day”	—	means:

(a)  with respect to payment, purchase or any other transaction in, or performance of calculations in, sums denominated in US Dollars, Canadian Dollars, NIS, or any Other Available Currency as applicable, a day, other than Saturday, on which: (i) Bank Hapoalim is open for trading in US Dollars, Canadian Dollars, NIS or such Other Available Currency, as applicable; and (ii) in the case of any currency other than NIS, also on which banks are open for trading in such currency in the principal financial centre of the country of such currency;

(b)  with respect to payment, purchase or any other transaction in, or performance of calculations in, sums denominated in Euro, a day, other than Saturday or Sunday, on which Bank Hapoalim is open for trading in Euro and the Trans-European automated Real-Time Gross Settlement Express transit payment system (or any successor settlement system as determined by Bank Hapoalim) is open for settlement of payments in Euro; and

(c)  in all other cases, a day (other than Friday or any other Israeli Non-Banking Day) on which the corporate division of Bank Hapoalim is open for business. “Israeli Non-Banking Day” shall mean any of the following days: Saturday, a public holiday in Israel, the 2 (two) days of New Year (Rosh Hashana), the Day of Atonement (Yom Kippur) and the day before the Day of Atonement, the first day of the Tabernacles (Succot), the eighth day of Tabernacles (Shmini Azeret), Purim, the first and seventh days of Passover (Pesach), Israel’s Independence Day, the day of Pentecost (Shavuot), the Ninth of Av and any day determined by the

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Israeli Examiner of Banks or by law as a day on which banks in Israel do not carry on business;

1.1.13.	“Change in Control”	—
(a) of the Borrower, means—after the date hereof, if there is a change in control of the Borrower, such that Chaim Katzman directly or indirectly (including through entities controlled by him) does not control the Borrower, except if Dori Segal directly or indirectly (including through entities controlled by him) controls the Borrower;

(b) of FCR, means—if, after the date hereof, at any time, for any reason:

(i)   the Borrower, directly or indirectly (including through entities controlled by it), does not control FCR. Without derogating from the generality of the aforegoing, the Borrower shall be deemed not to control FCR in the event that any shareholder resolution of FCR is adopted notwithstanding the Borrower or any or both of the Guarantors voting against such resolution; or

(ii) the Pledged FCR Shares shall represent less than 34% (thirty-four percent) of any of the means of control of FCR; or

(iii) any person other than the Borrower controls FCR within the meaning of “control” as defined in the Bank (Licensing) Law, 5741-1981; or

(iv) the Borrower (directly or through any subsidiary of the Borrower) does not approve the majority of the directors elected to the board of directors of FCR at any time; or

(v) any person or persons acting in concert (other than the

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       Borrower or Subsidiaries of the Borrower) shall hold any means of control of FCR in excess of the Determining Percentage. “The Determining Percentage” shall mean: (1) the percentage of such means of control of FCR represented by the Pledged FCR Shares at such time; less (2) 10% (ten percent). By way of illustration only, in the event that (1) is 34% (thirty-four percent), the Determining Percentage shall be 24% (twenty-four percent); or

(vi)  any person or persons acting in concert (other than the Borrower or Subsidiaries of the Borrower) (any such person or persons acting in concert, “a Relevant Person”) shall hold, at such time, any means of control in FCR, which, together with the aggregate of such means of control into which the aggregate number of Non-Gazit Securities are convertible, exceeds the sum of: (1) the number of such means of control represented by the Pledged FCR Shares; (2) the number of FCR Shares into which any FCR Eligible Debentures (as defined in clause 9.10 below) then pledged under the Security Documents are convertible; and (3) the number of such means of control represented by Alony Hetz Shares. For the purposes of the aforegoing: (A) “Non-Gazit Securities” shall mean Securities of FCR held by persons other than the Borrower or a Subsidiary of the Borrower, which Securities are convertible into shares of FCR, but excluding employee

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      stock options; (B) “Alony Hetz Shares” shall mean those shares held by Alony Hetz in respect of which Alony Hetz has undertaken to vote, with respect to the election of the majority of the board of directors of FCR, in accordance with the instructions of the Borrower and its Subsidiaries at shareholders’ meetings of FCR in accordance with a valid, binding and effective shareholders’ agreement between the Borrower and Alony Hetz, which rights of the Borrower in respect of voting as aforesaid under such shareholders’ agreement: (I) have been duly and validly pledged in favour of the Lender and are transferable to the Lender and/or to any acquirer from the Lender of Pledged FCR Shares on realisation of Pledged FCR Shares; and (II) are not terminable on such realisation; and (C) a Relevant Person shall be deemed to hold at any time 9.99% (nine point ninety-nine percent) of the means of control in FCR or, if higher, the highest percentage of the means of control in FCR at such time held by a Relevant Person as published on the website of the TSX or of any relevant Governmental Body or otherwise published by FCR, TSX or any relevant Governmental Body or otherwise reported in any other document in the public domain.

The aforegoing provision of this paragraph (vi) shall not constitute a “Change in Control” on any day (“the

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       Relevant Date”), provided that the LTV for each of the 60 (sixty) preceding days, up to and including such Relevant Date, upon which the TSX is open for business for trading in FCR Shares, had been lower than 50% (fifty percent); or

(vii)      the Pledged FCR Shares, as well as the shares into which any FCR Eligible Debentures (as defined in clause 9.10 below) pledged under the Security Documents are convertible to, shall, at such time, represent less than 27.5% (twenty-seven point five percent) of any means of control of FCR on a fully-diluted basis (that is, assuming that all Securities of FCR, including all convertible debentures, have been exercised, converted or exchanged into FCR Shares at such time).

       The aforegoing provision of this paragraph (vii) shall not constitute a “Change in Control” on any day (“the Relevant Date”), provided that the LTV for each of the 60 (sixty) preceding days, up to and including such Relevant Date, upon which the TSX is open for business for trading in FCR Shares, had been lower than 50% (fifty percent);

or

(c) of the Guarantors, means—if, after the date hereof, for any reason:

(i) the Borrower, directly or indirectly (including through entities controlled by it), does not control any Guarantor. Without derogating from the

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       generality of the aforegoing, the Borrower shall be deemed not to control a Guarantor in the event any shareholder resolution of the Guarantor is adopted notwithstanding the Borrower (or any controlled entity through which the Borrower controls such Guarantor) voting against such resolution; or

(ii) the Borrower (directly or indirectly through wholly-owned Subsidiaries of the Borrower) holds less than 100% (one hundred percent) of any of the means of control of Gazit Canada; or

(iii)  the Borrower (directly or indirectly through wholly-owned Subsidiaries of the Borrower), holds less than 51% (fifty-one percent) of any of the means of control of any Guarantor (other than Gazit Canada); or

(iv)  any person or persons acting in concert other than the Borrower (including through entities controlled by it) controls any Guarantor, within the meaning of “control” as defined in the Bank (Licensing) Law, 5741-1981;

1.1.14.	“Charged Accounts”	—	means the Borrower Account, the Gazit Canada Charged Account and the Gazit 2003 Charged Account and “Charged Account” means any of the aforegoing accounts;

1.1.15.	“Collateral”	—	means all assets, rights and other personal property charged, pledged or otherwise encumbered under the Security Documents, as well as the other collateral referred to in clause 9 below, and including:

(a) the Pledged FCR Shares and the certificates representing the Pledged

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       FCR Shares (if applicable), all Related Rights thereto and all stock dividends, cash dividends, payments, Securities and property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged FCR Shares;

(b)  the Pledged Preferred Shares and all Related Rights thereto and all stock dividends, cash dividends, payments, Securities and property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of such preferred shares;

(c) the Charged Accounts and all moneys and securities deposits held therein or credited thereto; and

(d) all proceeds of any of the aforegoing

(but, excluding only shares or other Securities acquired by realisation of rights, warrants or similar instruments, which shares or Securities were acquired by the Borrower, Gazit Canada or Gazit 2003 (including, through dividend re-investment plans and similar rights offered by FCR to its shareholders, or to which they are entitled under applicable law in their capacity as shareholders of FCR), in each case, for cash;

1.1.16.	“Companies Law”	—	means the Israeli Companies Law, 5759—1999;

1.1.17.	“Consent”	—	means any approval, consent, permit, ratification, waiver, licence, exemption, filing, registration or authorisation (including any Governmental Authorisation);

1.1.18.	“Contract”	—	means any agreement, contract, promise or undertaking that is legally binding under the applicable law governing such a Contract;

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1.1.19.	“Default”	—	means any Event of Default or any event which, with the giving of notice or lapse of time or the making of any determination hereunder or under the Gazit Canada Facility Agreement, or the satisfaction of any other condition (or any combination thereof), would constitute an Event of Default;

1.1.20.	“Distribution”	—	means the declaration or payment of any dividend, distribution, interest or any other action which constitutes a “distribution” within the meaning of such term in Section 1 of the Companies Law or any similar payment or action under any other applicable law with respect to any corporation whether incorporated in Israel, Canada or elsewhere (all, whether in cash, in specie or otherwise) on or in respect of any shares or other Securities of any class, or any undertaking to do any of the aforegoing, and any payment (of premium, coupons, interest or any other amount other than principal) under any Securities;

1.1.21.	“Drawdown Date”	—	means, with respect to any On-Call Advance or Loan, the date on which such On-Call Advance or Loan is made and with respect to any Foreign Currency Revolving Credit Facility, the date on which such Foreign Currency Revolving Facility is made available;

1.1.22.	“Drawdown Request”	—	means a notice in the form of Schedule 1.1.22(A), (B) or (C) hereto, duly delivered and completed by the Borrower pursuant to clauses 5.1.1 or 5.2.1 below;

1.1.23.	“EBITDA”	—	means, for any period, net income of FCR for that period, adjusted as follows:

(a)  such net income shall be increased by (to the extent, if any, such net income was reduced by) the sum (without duplication) for that period of: (i) interest expense; (ii) income tax expense; (iii) depreciation, amortization and other reductions to income not involving an outlay of cash; (iv) extraordinary or unusual

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       charges, to the extent the Lender agrees to their inclusion for this purpose; (v) non-recurring charges to the extent the Lender agrees to their inclusion for this purpose; (vi) non-cash expenses resulting from employee or management compensation, including the grant of stock options or capital stock to employees and/or pursuant to long- term incentive plans; (vii) losses realised upon the disposal of capital property; and (viii) foreign exchange translation losses, to the extent the Lender agrees to their inclusion for this purpose; and

(b)  such net income shall be reduced by (to the extent, if any, such net income included) the sum (without duplication) for that period of: (i) extraordinary or unusual gains; (ii) non-recurring gains; (iii) gains realized upon the disposal of capital property; (iv) foreign exchange translation gains; (v) amounts attributable to minority equity investments; and (vi) interest income;

1.1.24.	“Encumbrance”	—	means:

(a)  any mortgage, charge (whether fixed or floating), pledge, lien, assignment, security interest, title retention or other encumbrance of any kind securing, or any right conferring a priority of payment in respect of, any obligation of any person;

(b)  any arrangement under which moneys or claims to, or the benefit of, a bank or other account, may be set-off or made subject to a combination of accounts so as to effect payments of sums owed or payable to any person; or

(c) any other type of preferential arrangement having similar effect;

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1.1.25.	“Event of Default”	—	means any of the events or circumstances described in clauses 17.2—17.15 below;

1.1.26.	“Facilities”	—	means, subject to fulfilment of the conditions precedent in clause 3 below, the credit facilities granted to the Borrower pursuant to clause 2.1 below;

1.1.27.	“FCR”	—	means First Capital Realty Inc., a corporation duly formed under the laws of the province of Ontario, the common shares of which are listed for trading on the TSX;

1.1.28.	“FCR Shares”	—	means common shares in the capital stock of FCR which are listed for trading on the TSX;

1.1.29.	“Final Maturity Date”	—	means the date falling 3 (three) years after Financial Close;

1.1.30.	“Finance Documents”	—	means:

(a) this Agreement;

(b) the Security Documents;

(c)  all standard forms, agreements or other documents required by Bank Hapoalim and consistent with Bank Hapoalim’s general practice in order to provide the On-Call Advances or Foreign Currency Revolving Credit Facilities (including applications to open accounts), as well as (if applicable) forms as may be required by other Lender for compliance with the Israeli Prohibition on Money Laundering Law, 5760—2000 or similar laws (“the Standard Forms”), a copy of such Standard Forms relating to the Borrower Account being attached as Schedule 1.1.30 hereto;

(d) any other agreement or document executed pursuant to any of the above or in connection with any of the aforegoing; and

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(e) any other agreement or document which is designated by the Lender, with the consent of the Borrower, as a “Finance Document”;

1.1.31.	“Financial Close”	—	means the date on which the conditions precedent in clause 3 below have been fulfilled;

1.1.32.	“Financial Indebtedness”	—	shall mean all current and long-term liabilities to banks, financial institutions and debenture holders or similar creditors, (excluding, in respect of FCR’s Financial Indebtedness, any debt Securities of FCR convertible into FCR Shares to the extent that and for so long as FCR is entitled and capable at its discretion and unconditionally (save for conditions which have been fulfilled) to pay such debt Securities (including principal and interest) by way of the issue of FCR Shares to the holders of such debt Securities (any such debt Securities, “Hybrid Debt”)) and provided that when calculating any indebtedness arising out of any derivative transaction, only the mark-to-market value shall be taken into account. In order for Hybrid Debt to be excluded from FCR’s Financial Indebtedness for any Quarter or Financial Year, in accordance with this clause 1.1.32, the Borrower shall be required to have first provided to the Lender a certified copy of all terms and conditions of such Hybrid Debt, which terms and conditions comply with the conditions for such exclusion under this clause 1.1.32, and provide to the Lender, together with each certificate referred to in clause 16.1.1.5 below: (a) an officer’s certificate from a Responsible Officer confirming: (i) where the terms and conditions of such Hybrid Debt had been previously provided to the Lender pursuant to this clause 1.1.32, that the terms and conditions of such Hybrid Debt have not been amended, varied, waived or otherwise changed in any way, or, if applicable, attaching a copy of such terms and conditions with any such amendment, variation or change clearly marked; (ii) to the best of its knowledge and belief (such knowledge not to include, any FCR

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Knowledge (as defined below)), that all payments (whether on account, or in respect of, principal, interest, redemption or purchase (other than a Permitted Purchase, as defined below)) made during such Quarter or, if applicable, the last Quarter of such Financial Year, in respect of such Hybrid Debt, was satisfied in full by the issue of FCR Shares and, if no payment was made during such period in respect of interest in respect of any such Hybrid Debt, the last payment of interest thereon (whenever made) was also satisfied in full by the issue of FCR Shares; (iii) to the best of its knowledge and belief (such knowledge not to include, any FCR Knowledge (as defined below)) that no, event of default or other similar event, howsoever described, which would have the effect of precluding FCR from satisfying the payment of any interest or principal on any part of the Hybrid Debt by the issue of FCR Shares, has occurred and is continuing under the terms and conditions of such Hybrid Debt; and (iv) that, at all times during such period, to the best of its knowledge and belief (such knowledge not to include, any FCR Knowledge (as defined below)), FCR was entitled and capable at its discretion and unconditionally (save for conditions which have been fulfilled) to pay such Hybrid Debt (including principal and interest) by way of the issue of FCR Shares to the holders of such Hybrid Debt; and (b) there is delivered to the Lender together with each certificate referred to in clause 16.1.1.5 below, a copy of the relevant press release of FCR issued by FCR announcing that the most recent payment (prior to the relevant date of determination of Financial Indebtedness) in respect of such Hybrid Debt was made by way of the issue of FCR Shares, which press release does not contain any statement that gives reasonable cause to be of the opinion that FCR does not have the intention to continue to satisfy its obligations to pay all principal or interest, under such Hybrid Debt, by way of the issue of FCR Shares. For the purpose of this definition: (1) “FCR Knowledge”

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means, in respect of that part of any certificate to be delivered pursuant to clause 16.1.1.5 below certifying the matters set forth in paragraphs (a)(ii), (a)(iii) or (a)(iv) above, knowledge that the Responsible Officer, giving such certificate, has by virtue, only, of the Responsible Officer serving as a director or officer, if such be the case, of FCR or receiving information from any director or officer of FCR (for the avoidance of doubt, FCR Knowledge shall not include any knowledge in the public domain or any information published on the website of the TSX or of any relevant Governmental Body or otherwise published by FCR, TSX or any relevant Governmental Body or otherwise reported in any other document in the public domain); and (2) “Permitted Purchase” means any purchase (but not redemption) by FCR of Hybrid Debt to the extent permitted under the terms and conditions thereof; provided that, at the time of any such purchase, no event of default (howsoever described) under the terms and conditions of such Hybrid Debt has occurred and is continuing;

1.1.33.	“Financial Year”	—	means a calendar year;

1.1.34.	“Foreign Currency
	Revolving Credit Facility”	—	means a credit facility for a stated amount in foreign currency, being US Dollars, Canadian Dollars, Euro or any Other Available Currency, which credit facility is allocated to the Borrower in the Borrower Account and which entitles the Borrower to continue to make withdrawals by way of debit instructions of amounts up to a cumulative amount which, at any time, is not in excess of the amount of such credit facility as aforesaid, all during the Term of such facility;

1.1.35.	“Gazit 2003”	—	means Gazit (2003) Inc., a corporation formed under the laws of the province of Ontario of 109 Atlantic Avenue, Suite 303, Toronto, Ontario, Canada M6K 1X4;

1.1.36.	“Gazit 2003 Charged Account”	—	means an account to be opened by Gazit 2003 on or before Financial Close at

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Bank Hapoalim, Central Branch (no. 600) in the name of Gazit 2003, into which account:

(a) all Securities in FCR pledged under the Gazit 2003 Israeli Pledge and the Gazit 2003 Ontario Pledge are to be deposited by way of a securities custody deposit and held in accordance with the Gazit 2003 Israeli Pledge and the Gazit 2003 Ontario Pledge; and

(b) all Related Rights relating to the Securities referred to in paragraph (a) above are to be paid or deposited;

1.1.37.	“Gazit 2003
	Israeli Pledge”	—	means the pledge agreement (or agreements), governed by Israeli law, in the form of Schedule 1.1.37 hereto, to be executed on or before Financial Close between Gazit 2003 and the Lender, pursuant to which and subject to the terms and conditions thereof, Gazit 2003 shall grant to the Lender, as part of the security for the Secured Obligations and the Gazit Canada Secured Obligations, inter alia:

(a) a first-ranking pledge and charge over all rights relating to the Gazit 2003 Charged Account, including all Securities deposited therein and the moneys therein and the debt represented thereby; and

(b) a first-ranking fixed pledge and charge over all rights and interests of Gazit 2003 in 14,134,830 (fourteen million one hundred thirty-four thousand eight hundred and thirty) shares of common stock of FCR on deposit in the Gazit 2003 Charged Account and all Related Rights to such FCR Shares;

1.1.38.	“Gazit 2003
	Ontario Guarantee”	—	means a guarantee in the form of Schedule 1.1.38 hereto, to be executed

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

on or before Financial Close between Gazit 2003 and the Lender;

1.1.39.	“Gazit 2003
	Ontario Pledge”	—	means a pledge agreement, governed by Ontario law, in the form of Schedule 1.1.39 hereto, to be executed on or before Financial Close between Gazit 2003 and the Lender;

1.1.40.	“Gazit Canada”	—	means Gazit Canada Inc., a corporation formed under the laws of the province of Ontario of 109 Atlantic Avenue, Suite 303, Toronto, Ontario, Canada M6K 1X4;

1.1.41.	“Gazit Canada
	Charged Account”	—	means account number [***] at Bank Hapoalim, Central Branch (no. 600) in the name of Gazit Canada, into which account:

(a) all Securities in FCR pledged under the Gazit Canada Israeli Pledge and the Gazit Canada Ontario Pledge are to be deposited by way of a securities custody deposit and held in accordance with the Gazit Canada Israeli Pledge and the Gazit Canada Ontario Pledge; and

(b) all Related Rights relating to the Securities referred to in paragraph (a) above are to be paid or deposited;

1.1.42.	“Gazit Canada
	Facility Agreement”	—	means the facility agreement entered into on or about the date hereof between Gazit Canada and the Lender;

1.1.43.	“Gazit Canada
	Finance Documents”	—	means the “Finance Documents”, as such term is defined in the Gazit Canada Facility Agreement;

1.1.44.	“Gazit Canada
	Israeli Pledge”	—	means the pledge agreement (or agreements), governed by Israeli law, in the form of Schedule 1.1.44 hereto, to be executed on or before Financial Close between Gazit Canada and the Lender

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

pursuant to which and subject to the terms and conditions thereof, Gazit Canada shall grant to the Lender, as part of the security for the Secured Obligations and the Gazit Canada Secured Obligations, inter alia:

(a) a first-ranking pledge and charge over all rights relating to the Gazit Canada Charged Account, including all Securities deposited therein and the moneys therein and the debt represented thereby; and

(b) a first-ranking fixed pledge and charge over all rights and interests of Gazit Canada in 45,838,640 (Forty-five million eight hundred thirty-eight thousand six hundred forty) shares of common stock of FCR on deposit in the Gazit Canada Charged Account and all Related Rights to such FCR Shares;

1.1.45.	“Gazit Canada
	Ontario Guarantee”	—	means a guarantee, in the form of Schedule 1.1.45 hereto, to be executed on or before Financial Close between Gazit Canada and the Lender in connection with the Secured Obligations;

1.1.46.	“Gazit Canada
	Ontario Pledge”	—	means a pledge agreement governed by Ontario law, in the form of Schedule 1.1.46 hereto, to be executed on or before Financial Close between Gazit Canada and the Lender;

1.1.47.	“Gazit Canada
	Secured Obligations”	—	means the “Secured Obligations”, as such term is defined in the Gazit Canada Facility Agreement;

1.1.47A	“Gazit Canada
	Security Documents”	—	means the “Security Documents”, as such term is defined in the Gazit Canada Facility Agreement;

1.1.48.	“Gazit Group”	—	means the Borrower, the other Obligors and FCR, and “Gazit Group Entity” shall mean any of them;

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

1.1.49.	“Governmental
	Authorisation”	—	means any approval, consent, concession, exemption, notification, resolution, licence, permit, waiver or other authorisation issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any law;

1.1.50.	“Governmental Body”	—	means any governmental, national, state, local, municipal or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, ministry, department, official or entity and any court or other tribunal), or body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature (including, for the avoidance of doubt, the Bank of Israel);

1.1.51.	“Guarantors”	—	Gazit Canada and Gazit 2003 (but, Gazit 2003 shall cease to be considered a Guarantor upon the termination of its liabilities pursuant to clause 9.7 below, if applicable) and any other Subsidiary of the Borrower becoming a Guarantor pursuant to clause 9.7.2 below and clause 9.7.2 of the Gazit Canada Facility Agreement and meeting the requirements of clause 1.1.13(c) above and clause 1.1.11(c) of the Gazit Canada Facility Agreement;

1.1.52.	“IFRS”	—	means International Financial Reporting Standards issued and/or adopted by the International Accounting Standards Board;

1.1.53.	“Indebtedness”	—	means any obligation (whether incurred as principal, surety or guarantor) for the payment or repayment of money, whether present or future, actual or contingent;
1.1.54.	“Interest Payment Date”	—	means, with respect to any Interest Period, the last day of such Interest Period;

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

1.1.55.	“Interest Period”	—	means, in relation to any Loan, successive periods of 3 (three) months; provided that:

(a) each subsequent Interest Period shall commence on the last day of the previous one;

(b) any Interest Period which would otherwise end on a non-Business Day shall end on the preceding Business Day; and

(c) an Interest Period for any Loan shall not extend beyond: (i) the last day of the Term of such Loan; or (ii) the Final Maturity Date;

1.1.56.	“Lender”	—	means Bank Hapoalim and any other entity, if any, which becomes a party to this Agreement pursuant to clause 18.3 below, and any successor of any of the aforegoing;

1.1.57.	“LIBOR”	—	means, with respect to:

(a) each Loan and with respect to each Interest Period, the interest rate per annum published by the British Bankers Association (“the LIBOR Publisher”) on the Interest Determination Date for such Interest Period, as the average of the libor rates offered by a number of selected banks in the London Interbank market with respect to loans in the currency of such Loan for a period equal to such Interest Period. The aforesaid averaging and the selection of the relevant banks will be performed in accordance with the then prevailing rules of the LIBOR Publisher (on the Interest Determination Date) for selection of the relevant banks and for averaging of the said rates. The aforesaid average rates will be rounded up by the Lender to the nearest whole multiple of 1/8% (one-eighth of a percent) and the result will constitute LIBOR for such Interest Period.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

The Lender may obtain the information needed to ascertain LIBOR for any Interest Period, at its discretion either directly from the LIBOR Publisher or from the Reuters service or from any other financial news service which the Lender may consider as a suitable replacement for the Reuters service; provided such replacement is applicable generally for the customers of Bank Hapoalim.

Subject to the final sentence of this paragraph, the Lender will be entitled from time to time and for any reason to: (i) replace the LIBOR Publisher with another publisher of libor if, in the opinion of the Lender, such replacement publisher is a suitable replacement for the LIBOR Publisher, and all irrespective of whether or not the replacement determines libor using a similar method and similar sources of information to the LIBOR Publisher; or (ii) specially appoint a third party for the purpose of averaging the libor rates offered by a number of 2 (two) or more banks selected by the Lender in the London Interbank market with respect to loans in the currency of such Loan. Without limiting the generality of the aforegoing, the Lender shall be entitled to replace the LIBOR Publisher (or any replacement publisher), inter alia, in the event that the LIBOR Publisher fails to publish libor interest rates as aforesaid for the relevant Interest Determination Date. Any replacement libor publisher or third party appointed in accordance with the aforegoing shall thereafter be the “LIBOR Publisher”. In the event that, in the view of the Lender, the LIBOR Publisher requires replacement but there is no suitable replacement available, the Lender will be entitled itself to select 2 (two) or more banks in the London

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Interbank market and to determine LIBOR (including by performing the necessary averaging). The provisions of this paragraph will be applicable only if any replacement, appointment or selection, as applicable, referred to above is made generally for the customers of Bank Hapoalim.

For the purposes hereof, “Interest Determination Date” means, for any Interest Period, at or about 11:00 a.m. London time on the day falling 2 (two) Business Days prior to the first day of such Interest Period. For the purposes of this clause 1.1.57 only, “Business Day” shall mean a day on which loans are made between banks in the London Interbank market in the relevant currency and which is not an Israeli Non-Banking Day (as defined in clause 1.1.12(c) above); and

(b) with respect to each Foreign Currency Revolving Credit Facility, the interest rate per annum published by the LIBOR Publisher as determined, mutatis mutandis, in accordance with paragraph (a) above, but with respect to loans in the currency of such Foreign Currency Credit Facility for periods of 1 (one) day (overnight) on each day during the term of such Foreign Currency Revolving Credit Facility;

1.1.58.	“Loan”	—	means any loan in US Dollars, Canadian Dollars, Euro or Other Available Currency, which loan is drawn down under this Agreement, or the outstanding balance thereof (including interest thereon) at any time, as applicable;

1.1.59.	“LTV”	—	means, on any day (“the Relevant Date”) the ratio of:

(a) the sum of the Total Outstandings and the Total Outstandings Gazit Canada on the Relevant Date, less

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

the sum of any cash deposits in any of the Charged Accounts at the Relevant Date which cash deposits are duly pledged (by way of first-ranking fixed charge) in favour of the Lender under the relevant Security Documents; to
(b) the Market Value FCR on the Relevant Date, plus the value of any other Collateral provided in accordance with clause 10.1 below, as determined under such clause;

1.1.60.	“Margin”	—	means [***]% ([***] percent) per annum, as such percentage may be increased in accordance with clause 6.3 below;

1.1.61.	“Market Value FCR”	—	means, on any day, the Price for Pledged FCR Shares on such day. “The Price for Pledged FCR Shares” on any day shall mean the price (in Canadian Dollars) per common share in the capital stock of FCR quoted on the TSX (TSX symbol FCR) at the close of trading on such day (as said closing price appears in the official share price sheet published by the TSX for such day), multiplied by the number of such common shares constituting Pledged FCR Shares on such day;

1.1.62.	“Material Adverse Effect”	—	means any event, matter, development or circumstance which, individually or in the aggregate, impairs or is likely to impair the ability of the Borrower or the other Obligors to comply with their respective obligations under the Finance Documents (other than the Standard Forms), or has or is reasonably likely to have a material adverse effect on the validity or enforceability of the Finance Documents (other than the Standard Forms), or on the rights of the Lender under, or the available remedies under, any of the Finance Documents (other than the Standard Forms), or, without limiting the generality of the aforegoing, on the validity, perfection or enforcement of any of the Encumbrances created or purported to be created under any Finance Document.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

For the avoidance of doubt, any event, matter, development or circumstance constituting:
(a) a decrease in the Borrower’s or FCR’s share price and/or a decrease in the Market Value FCR; and/or (b) any action taken by the Borrower or any Obligor as contemplated by the Finance Documents or with the Lender’s written consent, shall not be considered a Material Adverse Effect;

1.1.63.	“Maximum Facilities”	—	means CAD 170,000,000 (one hundred and seventy million Canadian Dollars) or the equivalent thereof;

1.1.64.	“Non-Consolidated Expanded Financial Statements of the Borrower”	—	means the financial statements of the Borrower in which: (i) the financial statements of the Borrower’s Listed Subsidiaries which are held directly by the Borrower (at the date hereof being Citycon Oyj only) are consolidated on the basis of such Listed Subsidiaries’ balance sheet value (equity)); and (ii) the financial statements of the Non-Listed Subsidiaries of the Borrower are consolidated with the respective Listed Subsidiaries of such Non-Listed Subsidiaries on the basis of such Listed Subsidiaries’ balance sheet value (equity)), all the aforegoing, Quarterly and annual, as prepared in accordance with Applicable Accounting Principles as applicable to such financial statements, mutatis mutandis, and as approved by the chief financial officer of the Borrower (not audited or approved by the Board of Directors of the Borrower). For the purpose of the aforegoing, “the Non-Listed Subsidiaries” shall mean those Subsidiaries of the Borrower whose Securities are not listed for trading on any stock exchange; and “the Listed Subsidiaries” shall mean those Subsidiaries of the Borrower whose Securities are listed for trading on any stock exchange;

1.1.65.	“Obligors”	—	means the Borrower, Gazit 2003, Gazit Canada and any other person providing Collateral in favour of the Lender as security for the Secured Obligations, pursuant to a Security Document (and, except with respect to the Borrower and

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Gazit Canada, a person shall cease to be considered an Obligor upon the termination of its liabilities pursuant to clause 9.7.1 below, if applicable), and “Obligor” means any of them;

1.1.66.	“On-Call Advances”	—	means any amount of money advanced or to be advanced (as the context requires) in NIS by the Lender to the Borrower in accordance with this Agreement;

1.1.67.	“Order”	—	means any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any Governmental Body or by any arbitrator;

1.1.68.	“Organisational
	Documents”	—	means the certificate of incorporation, memorandum of association, articles of association, by-laws, or other documents of incorporation or organisational documents of any person (other than a natural person);

1.1.69.	“Other Available
	Currency”	—	means Pound Sterling or Swiss Franc;

1.1.70.	“Pledged FCR Shares”	—	means, at any time, those FCR Shares duly pledged by way of first-ranking fixed pledge and charge in favour of the Lender under: (a) the Gazit Canada Israeli Pledge and under the Gazit Canada Ontario Pledge; (b) the Gazit 2003 Israeli Pledge and under the Gazit 2003 Ontario Pledge; and (c) any other Security Document, at such time;

1.1.71.	“Pledged
	Preferred Shares”	—	shall bear the meaning ascribed to such term in clause 1.1.9 above;

1.1.72.	“PPSA”	—	means the Personal Property Security Act (Ontario);

1.1.73.	“Proceeding”	—	means any action, claim, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before any Governmental Body, arbitrator or mediator;

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

1.1.74.	“Quarter”	—	means a calendar quarter (January 1—March 31; April 1—June 30; July 1—September 30; and October 1—December 31);

1.1.75.	“Receiver”	—	means a receiver, receiver and administrator, an administrator or other receiver or similar such officer (whether appointed provisionally, temporarily, or otherwise and whether appointed pursuant to any Security Document, pursuant to any law, by a court or otherwise);

1.1.76.	“Related Rights”	—	means, in respect of any shares or any other Securities (including, for the avoidance of doubt, all shares of common stock in FCR and preferred shares in Gazit Canada and Gazit 2003 and in any other Guarantor, if applicable):

(a) any Distributions or interest paid or payable in relation thereto;

(b) any shares, Securities, rights under a rights offering or money accruing or offered at any time, whether by way of redemption, bonus, splits, preference, pre-emption, option rights, warrants, substitution, exchange, conversion or otherwise in relation or attributable to, or in respect of, any such shares or other Securities (excluding only shares or other Securities acquired by realisation of rights, warrants or similar instruments, which shares or Securities were acquired by the Borrower, Gazit Canada or Gazit 2003 (including, through dividend re-investment plans and similar rights offered by FCR to its shareholders, or to which they are entitled under applicable law in their capacity as shareholders of FCR), in each case, by investing funds from any sources other than the Facilities); and

(c) all Distributions, interest or other income in respect of any asset or

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

right as referred to in paragraph (b) above;

1.1.77.	“Responsible Officer”	—	means the Borrower’s chief executive officer or chief financial officer;

1.1.78.	“Secured Obligations”	—	means all present and future obligations and liabilities (whether actual or contingent, whether owed jointly or severally or in any capacity whatsoever), of the Borrower and the other Obligors to the Lender under the Finance Documents, including all costs, charges and expenses (including legal fees) incurred by the Lender, which are payable by the Obligors pursuant to the Finance Documents in connection with the protection, preservation or enforcement of its rights under the Finance Documents;

1.1.79.	“Securities”	—	means, in relation to any entity:

(a) shares or shares of capital stock or voting securities or ownership interests in such entity;

(b) securities of that entity convertible into or exchangeable for shares or shares of capital stock or voting securities or ownership interests in such entity;

(c) options, warrants, rights or other agreements or commitments to acquire from that entity, or obligations of that entity to issue, any shares or shares of capital stock, voting securities or other ownership interests in (or securities convertible into or exchangeable for shares or shares of capital stock or voting securities or other ownership interests in) that entity;

(d) obligations of that entity to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to the issuance of any shares or shares of capital stock,

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

voting securities or other ownership interests in that entity; or

(e) deposit receipts or certificates representing, directly or indirectly, any of the aforegoing;

1.1.80.	“Securities Laws”	—	means the Israeli Securities Law, 5728—1968 and the Securities Act (Ontario), the regulations promulgated thereunder, and all national instruments, orders and rules administered by the Ontario Securities Commission thereunder;

1.1.81.	“Security Documents”	—	means:

(a) the Gazit Canada Israeli Pledge;

(b) the Gazit Canada Ontario Pledge;

(c) the Gazit Canada Ontario Guarantee;

(d) the Gazit 2003 Israeli Pledge;

(e) the Gazit 2003 Ontario Pledge;

(f) the Gazit 2003 Ontario Guarantee;

(g) the Borrower’s Israeli Debenture;

(h) the Borrower’s Ontario Pledge; (i)each mortgage, pledge, assignment by way of charge or other security agreement evidencing or creating an Encumbrance in favour of the Lender to be executed from time to time pursuant to or in accordance with any of the documents referred to in this clause 1.1.81 above or otherwise for the purposes of securing any obligations and liabilities under the Finance Documents (including, if applicable, pursuant to clause 10.1 below);

(j) all acknowledgments and Consents required to be delivered pursuant to the documents referred to in this clause 1.1.81 above; and

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(k) any other agreement or deed from time to time entered into in favour of the Lender for the purposes of securing any obligations and liabilities under the Finance Documents;

1.1.81A	“Security Period”	—	means the period beginning on Financial Close and ending on the date upon which (a) no Lender (including for this purpose the Lender and “the Lender” under (and as defined in) the Gazit Canada Facility Agreement) is under any commitment, liability or obligation (whether actual or contingent) to make advances or provide other financial accommodation to the Borrower or Gazit Canada under the Finance Documents and/or the Gazit Canada Finance Documents; and (b) all the Secured Obligations and the Gazit Canada Secured Obligations which have arisen have been unconditionally and irrevocably paid and discharged in full or the security created under the Security Documents and the Gazit Canada Security Documents has been unconditionally and irrevocably released and discharged in full by the Lender (including for this purpose the Lender and “the Lender” under (and as defined in) the Gazit Canada Facility Agreement);

1.1.82.	“Standard Forms”	—	shall bear the meaning ascribed to such term in clause 1.1.30 above;

1.1.83.	“Subsidiary”	—	of a person means any company, corporation or other entity directly or indirectly controlled by such person;

1.1.84.	“Taxes”	—	means all income and other taxes, including capital taxes or charges on capital gains, profits, value-added taxes and all other taxes of whatsoever nature and levies, imposts, duties (including, registration tax and capital duty), charges, deductions and withholdings in the nature or on account of tax, together with interest thereon and penalties and fees with respect thereto, if any, and any payments made on or in respect thereof and “Tax” and “Taxation” shall be construed accordingly;

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

1.1.85.	“Term”	—	means: (i) in respect of each Foreign Currency Revolving Credit Facility, the period commencing on the Drawdown Date and ending on such date as shall be specified in the Drawdown Request therefor, but not more than 3 (three) months after the Drawdown Date, as such Term may be shortened pursuant to clause 5.2.4 below, and (ii) in respect of any Loan, the period commencing on the Drawdown Date and ending on such date as shall be specified in the Drawdown Request therefor, but not less than 3 (three) months after the Drawdown Date; provided however, in each case, that, the Term shall not end later than the Final Maturity Date;

1.1.86.	“Threatened”	—	a claim, Proceeding, dispute, action or other matter will be deemed to have been “Threatened” if any demand or statement has been made in writing or any notice has been given in writing to the effect that such a claim, Proceeding, dispute, action or other matter may be asserted, commenced, taken or otherwise pursued in the future;

1.1.87.	“Total Outstandings”	—	means, at any time, the sum in Canadian Dollars of the aggregate amount of: (a) all of the On-Call Advances outstanding under the Facilities together with all accrued but unpaid interest thereon; (b) the aggregate amounts of the Loans outstanding under the Facilities (including principal and interest thereon); (c) the aggregate debit balances in the Borrower Account in respect of Foreign Currency Revolving Credit Facilities (including interest thereon); and (d) all other amounts outstanding under the Finance Documents at such time; for the purposes of the aforegoing, if any such amount is denominated in a currency other than Canadian Dollars, there shall be calculated the equivalent thereof in Canadian Dollars at such time;

1.1.88.	“Total Outstandings
	Gazit Canada”	—	means, at any time, the Total Outstandings (as such term is defined in

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

the Gazit Canada Facility Agreement) at such time;

1.1.89.	“Transfer Restriction
	Mechanism”	—	means any “poison pill” mechanism (including any shareholders’ rights plan or agreement) or any similar plan, agreement or mechanism which a corporation may adopt in an attempt to prevent, impede or restrict transfer of its Securities or to prevent, impede or restrict: (a) transfer of control of such corporation; or (b) the acquisition or offer to acquire outstanding Securities of any class of voting or equity Securities of such corporation, except if such mechanism does not apply to any transfer on behalf of the Lender upon realization (including by way of foreclosure, or taking possession of the Pledged FCR Shares) or any sale or transfer of any Pledged FCR Shares by the Lender in connection with or pursuant to any realisation in respect of the Pledged FCR Shares by the Lender;

1.1.90.	“TSX”	—	means the Toronto Stock Exchange;

1.1.91.	“Wholesale Interest”	—	means, with respect to any On-Call Advance, Loan or Foreign Currency Revolving Credit Facility (“Credit”) to be provided under this Agreement, the rate of interest, prior to the addition of a margin, which shall be determined by the Lender, in its discretion, to be the base interest for Credits which the Lender extends to its customers in general for a similar amount, in the same currency and for the same type and period as such Credit, as determined on the Drawdown Date for such Credit.

The Wholesale Interest: (i) for any Foreign Currency Revolving Credit Facility or Loan, shall be determined as LIBOR plus a fixed addition above LIBOR. Such fixed addition shall be determined, for any Foreign Currency Revolving Credit Facility or Loan, on the Drawdown Date of such Foreign Currency Revolving Credit Facility or Loan, as applicable, and such fixed addition shall not vary during the Term of such Foreign Currency Revolving Credit

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Facility or Loan, as applicable. For the avoidance of doubt, LIBOR for any Loan or Foreign Currency Revolving Credit Facility shall vary during the Term thereof in accordance with clauses 1.1.57(a) or (b) above, as applicable; and (ii) for On-Call Advances, shall be determined as a fixed deduction from, or addition above, the prime interest rate.

Such fixed deduction or addition shall be determined, for any On-Call Advance, on the date of such On-Call Advance, but such fixed addition may vary from time to time during the period of such On-Call Advance.

Notification by the Lender as to the Wholesale Interest rate shall be binding on the Borrower.
1.2.	Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.3.	Construction of Certain Terms

In this Agreement, unless the context otherwise requires:

1.3.1.	references to clauses and Schedules are to be construed as references to the clauses of, and Schedules to, this Agreement and references to this Agreement include its Schedules;

1.3.2.	references to (or to any specified provision of) this Agreement or any other document shall be construed as references to this Agreement, that provision or that document as in force for the time being and as amended, supplemented or otherwise modified in accordance with the terms thereof, or, as the case may be, with the agreement of the relevant parties (for the avoidance of doubt, none of the aforegoing shall be construed as permitting any such amendment, supplement or modification (collectively, “Amendment”) where such Amendment requires the consent of any party pursuant to the terms of any Finance Document and such consent has not been duly given);

1.3.3.	words importing the plural shall include the singular and vice versa;

1.3.4.	“Affiliate” means, with respect to any person, any entity which controls, is controlled by, or under common control with, such person;

1.3.5.	the “equivalent” on any given date in one currency (“the first currency”) of an amount denominated in another currency (“the second currency”)

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

means the amount of the first currency which could be purchased with the amount of the second currency at: (a) in the case that one of the two relevant currencies is NIS, the Representative Rate for the other currency; or (b) in the case that neither of the relevant currencies is NIS, the rate equal to a fraction, the numerator of which is the Representative Rate of the second currency and the denominator of which is the Representative Rate of the first currency. In this clause 1.3.5, “Representative Rate” shall mean, with respect to any currency other than NIS, the representative rate of exchange of the NIS and such currency, last published by the Bank of Israel immediately prior to the relevant date of payment or calculation (as the case may be) and, if the Bank of Israel shall cease to publish a representative rate, then any other rate of exchange of the NIS and such currency, officially published, which comes in place of such representative rate, last published immediately prior to the relevant date of payment or calculation (as the case may be) and, in the absence of any such official rate, then the average of the selling and buying rates of exchange of such currency, for NIS (for cheques and remittances) prevailing at the Lender at the end of the last Business Day prior to the relevant date of payment or calculation (as the case may be);

1.3.6.	“including” and “includes” means, including, without limiting the generality of any description preceding such terms;

1.3.7.	a “law” includes any statute, law, regulation, treaty, rule, official directive, request or guideline of any governmental, fiscal, monetary or regulatory body, agency, department, regulatory or other authority or organisation, including, the position (guidelines) of the Israeli Examiner of Banks with respect to proper conduct of banking affairs (“Hora’ot Nihul Bankai Takin") or any interpretation of any of the aforegoing by the Israeli Examiner of Banks (or any analogous or equivalent position (guidelines), directives or interpretation thereof of any non-Israeli banking authority having jurisdiction over the Lender) or any analogous or equivalent position (guidelines), directives or interpretation thereof of any Governmental Authority having jurisdiction over the Lender or any request or guideline of any such banking authority or other Governmental Authority (all the above whether or not having the force of law, but if not having the force of law, being one with which it is the practice of banks or (to the extent applicable) other financial institutions in the relevant country to comply);

1.3.8.	a “month” is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month, save that, where any such period would otherwise end on a day which is not a Business Day, it shall end on the immediately preceding Business Day; provided that, if a period starts on the last Business Day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that later month; and “months” and “monthly” shall be construed accordingly;

1.3.9.	“NIS” and “New Israel Sheqels” denote the lawful currency of Israel; “US $” and “US Dollars” and “United States Dollars” denote the lawful currency of the United States of America; “CAD” and “Canadian

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Dollars” denote the lawful currency of Canada; and “€” and “Euro” means the single currency of the Participating Member States. “Participating Member States” means any member state of the European Community that has adopted the Euro as its lawful currency in accordance with the legislation of the European Community relating to economic and monetary union;

1.3.10.	a “person” shall be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) or two or more of the aforegoing;

1.3.11.	“VAT” shall be construed as a reference to value-added tax, including any similar Tax;

1.3.12.	the “winding-up”, “dissolution” or “administration” of a company or corporation shall be construed so as to include any equivalent or analogous Proceedings under the law of the jurisdiction in which such company or corporation is incorporated or any jurisdiction in which such company or corporation carries on business, including liquidation, winding-up, reorganisation (other than a solvent reorganisation), dissolution, administration for insolvency reasons, arrangement (other than a solvent arrangement), freeze order (“Hakpa’at Halichim”), adjustment (other than a solvent adjustment), protection from creditors or relief of debtors;

1.3.13.	all accounting expressions which are not otherwise defined herein shall be construed in accordance with Applicable Accounting Principles (that is, within the meaning of clause 1.1.2(a) with respect to the Borrower, and within the meaning of clause 1.1.2(b) with respect to FCR and the Guarantors;

1.3.14.	any reference in this Agreement to a law shall be construed as a reference to such law as the same may have been, or may from time to time be, amended or re-enacted;

1.3.15.	the Schedules and preamble to this Agreement form an integral part of this Agreement; and

1.3.16.	the terms:

1.3.16.1.	“control” (including any derivatives thereof) shall have the meaning ascribed to such term in the Israeli Securities Law, 5728—1968;

1.3.16.2.	“dividend” and “acquisition” shall have the meanings respectively ascribed to such terms in the Companies Law; and

1.3.16.3.	“means of control” shall bear the meaning ascribed to such term in the Israeli Banking (Licensing) Law, 5741—1981.

2.	THE FACILITIES

2.1.	Grant of the Facilities

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Subject to the fulfilment of the conditions precedent set out in clause 3 below, the Lender, relying upon each of the representations and warranties in clause 15 below, grants, with effect from Financial Close, subject to the terms and conditions of this Agreement, the following credit facilities such that the Borrower shall be entitled, until the Final Maturity Date, to obtain from the Lender:

2.1.1.	On-Call Advances;

2.1.2.	Foreign Currency Revolving Credit Facilities; and

2.1.3.	Loans;

provided that, the aggregate of the Total Outstandings under the Facilities shall not exceed the Maximum Facilities at any time.

2.2.	Purpose

The Borrower may utilise the Facilities for any purpose permitted by law. The Lender shall not be under any obligation or owe any person any duty to monitor or verify the application of any On-Call Advance, Loan or Foreign Currency Revolving Credit Facility made pursuant to this Agreement.

2.3.	Cancellation of Current Facility

This Agreement and the Facilities hereunder replace and cancel the loan facility agreement dated December 31, 2008, as amended, granted by the Lender to the Borrower.

2.4.	Drawings under the Facilities

2.4.1.	All requests for On-Call Advances, for Loans and for Foreign Currency Revolving Credit Facilities under the Facilities shall be made in accordance with clause 5 below. Subject to the provisions of this Agreement, the Borrower shall have the discretion as to whether to draw down, from time to time, On-Call Advances or Loans or to have allocated to it Foreign Currency Revolving Credit Facilities.

2.4.2.	The Borrower shall, subject to and in accordance with clause 5 below, be entitled to make drawings of On-Call Advances or Loans and to obtain Foreign Currency Revolving Credit Facilities under the Facilities at such times as it deems fit prior to the Final Maturity Date; provided that: (i) in the event that the amount of any On-Call Advance, Loan or Foreign Currency Revolving Credit Facility requested exceeds CAD 30,000,000 (thirty million Canadian Dollars) or the equivalent thereof, the Drawdown Request must be submitted by the Borrower to the Lender at least 1 (one) Business Day in advance; and (ii) in the event that the amount of any On-Call Advance, Loan or Foreign Currency Revolving Credit Facility requested exceeds CAD 100,000,000 (one hundred million Canadian Dollars) or the equivalent thereof, the Drawdown Request must be submitted by the Borrower to the Lender at least 2 (two) Business Day in

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

advance. The Borrower shall repay in full all of the On-Call Advances, Loans interest on all the foregoing, all debit balances in respect of the Foreign Currency Revolving Credit Facilities (including interest thereon) and all other Total Outstandings by not later than the Final Maturity Date.

2.5.	Amount of Facilities

The Borrower shall procure that the Total Outstandings shall not at any time exceed the Maximum Facilities or the equivalent thereof in NIS, Euro, US Dollars or Other Available Currency. Without derogating from the Borrower’s obligation as aforesaid, in the event that at any time the Total Outstandings shall (including due to changes in the exchange rates) exceed the Maximum Facilities, the Lender shall be entitled to demand from the Borrower immediate repayment of such excess.

3.	CONDITIONS PRECEDENT

The obligations of the Lender under this Agreement are subject to the fulfilment of all of the conditions precedent set out in this clause 3 below by no later than August 15, 2010. In the event that all of the conditions precedent are not fulfilled by August 15, 2010 or such other date, if any, as the parties may agree, then this Agreement shall automatically terminate and become null and void and of no further effect other than this clause 3, clause 1.1 above and clauses 13.2, 13.3, 13.5, 13.6.1.1, 13.8, 13.9, 19, 21, 22 and 24 below, which shall remain in full force and effect.

3.1.	Documentary Conditions Precedent

The obligations of the Lender under this Agreement shall be subject to the condition that the Lender shall have received, in form and substance satisfactory to the Lender in its sole discretion, by not later than August 15, 2010, the documents, matters and things listed in Schedule 3.1 hereto.

3.2.	Further Conditions Precedent

The obligations of the Lender to make any On-Call Advance, Loan or Foreign Currency Revolving Credit Facility available to the Borrower are subject to the further conditions precedent that:

3.2.1.	both on the date of each Drawdown Request and on Financial Close (save where expressly provided below that such condition precedent is for Financial Close only):

3.2.1.1.	no Default shall have occurred and be continuing or may result from the making of the requested On-Call Advance, Loan or Foreign Currency Revolving Credit Facility (including, for the avoidance of doubt, any Default under clause 17.5 below) and each of the representations and warranties made or, as applicable, repeated on such date are true and correct;

3.2.1.2.	no Material Adverse Effect shall have occurred and is continuing;

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

3.2.1.3.	there shall be no impediment, restriction, limitation or prohibition under law as to: (a) the proposed financing under this Agreement or its repayment; (b) the security interests to be created under the Security Documents; (c) any rights of any Collateral thereunder; (d) the realization of any Collateral hereunder (other than impediments, restrictions, limitations or prohibitions referred to in clause 15.4.2(i) below); or (e) application of the proceeds of the realisation of any such rights. Without limiting the generality of the aforegoing, the granting of the Facilities or the relevant On-Call Advance, Loan or Foreign Currency Revolving Credit Facility, as applicable, shall not result in the Lender exceeding the limits under Bank of Israel guidelines and directives and/or under any other laws applicable to financial institutions with respect to single borrowers (“loveh boded”), groups of borrowers (“kvutzat lovim”), connected persons (“anashim kshurim”) or to the 6 (six) largest borrowers or groups of borrowers or any other limit or limitations imposed thereunder (collectively, “Israeli Banking Regulatory Limitations”); but the Lender hereby undertakes to inform the Borrower as soon as practicable upon becoming aware of any such circumstances, and, to the extent the Bank becomes aware of such circumstances within sufficient time, at least 30 (thirty) Business Days prior to the effective date of such impediment, restriction, limitation or prohibition (provided however, that such notice requirement will not oblige the Lender to provide any banking services to the extent that such provision will be contrary to law).

3.2.1.4.	without derogating from clause 3.2.1.1 above, on Financial Close and at the time of each On-Call Advance, Loan or Foreign Currency Revolving Credit Facility, as applicable (including immediately after the making of such On-Call Advance, Loan or Foreign Currency Revolving Credit Facility), as applicable, the Borrower shall have complied with all its obligations under the Finance Documents;

3.2.1.5.	the Borrower and the other Obligors shall have executed all Standard Forms;

3.2.1.6.	the Borrower and the other Obligors shall have paid all Taxes, commissions and costs payable on or before Financial Close in accordance with clause 13 below;

3.2.1.7.	on or before Financial Close, the Borrower shall have delivered to the Lender a list of the companies included in the Non-Consolidated Expanded Financial Statements of the Borrower;

3.2.1.8.	as at Financial Close, the LTV (for the purpose of the calculation thereof, including the amount, if any, proposed to be drawn down at Financial Close) shall not exceed [***] ([***]); and

3.2.1.9.	the Borrower’s Rating as at Financial Close shall be at least “A” or an equivalent rating by another reputable company, all in accordance with the lowest ranking in the event of more than one rating;

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

and

3.2.2.	with respect to any drawdown of On-Call Advances, the Lender shall have received a Drawdown Request from the Borrower in the form of Schedule 1.1.22(A) hereto for On-Call Advances, with respect to any drawdown of a Loan, the Lender shall have received a Drawdown Request from the Borrower in the form of Schedule 1.1.22(B) for Loans and with respect to any request for Foreign Currency Revolving Credit Facilities, the Lender shall have received a Drawdown Request from the Borrower in the form of Schedule 1.1.22(C) hereto and the aggregate On-Call Advances, Loans and Foreign Currency Revolving Credit Facilities to be drawn down, together with all Total Outstandings, shall be in an amount which does not exceed the Maximum Facilities.

4.	RELATIONSHIP TO STANDARD FORMS

4.1.	Provisions of Standard Forms

Subject to clause 4.2 below, it is hereby clarified that: (a) the obligations of the Borrower pursuant to the Standard Forms are in addition to the Borrower’s obligations under the other Finance Documents; and (b) the provisions of the Standard Forms are subject to the provisions of the other Finance Documents.

4.2.	Primacy of the Finance Documents

In the event of any contradiction or inconsistency between the provisions of (a) any of the Finance Documents (other than the Standard Forms); and (b) any Standard Forms, the provisions of such other Finance Documents (“the Non-Standard Finance Documents”) shall prevail. In addition, if a provision of the Non-Standard Finance Documents and a provision of the Standard Forms regulate the same issue, regard will be held only to such provision of the relevant Non-Standard Finance Document with respect to such issue, and such provision of the Standard Forms on such issue shall not apply.

5.	DRAWDOWN AND REPAYMENT

5.1.	On-Call Advances

5.1.1.	Subject to clauses 2.4.2 and 3 above and clause 5.4 below, the Borrower shall be entitled at any time and from time to time, to make drawdown of On-Call Advances by submitting to the Lender in writing, or via facsimile, Drawdown Requests for On-Call Advances in the form of Schedule 1.1.22(A) hereto.

5.1.2.	The Lender shall credit the Borrower Account in the sum indicated in the Drawdown Request for an On-Call Advance. The Lender shall notify the Borrower, within 7 (seven) days from the date of crediting the Borrower Account, of the amount of an On-Call Advance which shall have been provided to the Borrower by crediting the Borrower Account. The Lender’s notice shall also specify the interest rate on such On-Call Advance.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

5.1.3.	The date of crediting the Borrower Account in the sum of an On-Call Advance shall be deemed as the date of providing such On-Call Advance to the Borrower. Crediting by the Lender shall constitute conclusive evidence of the provision of an On-Call Advance to the Borrower, in the credited sum.

5.1.4.	The Borrower hereby confirms that it has received from the Lender all the information and explanations that are required and necessary for the Borrower in connection with the conditions of provision of an On-Call Advance and on the basis of such information and having regard to the essence of each On-Call Advance as a short-term credit payable on each and every day, the Borrower hereby waives receipt of a payment schedule of any kind.

5.1.5.	Subject to the provisions of clauses 5.1.6 and 5.1.7 below, each On-Call Advance shall be fully paid by the Borrower on the Business Day (as defined in clause 1.1.12(a) above with respect to NIS) next following the Drawdown Date of such On-Call Advance.

5.1.6.	Notwithstanding the provisions of clause 5.1.5 above, each On-Call Advance shall be extended each time from 1 (one) Business Day to the next following Business Day, and so on and so forth, until the date of payment thereof in the manner determined in this Agreement, all subject to all of the provisions contained in this Agreement below.

5.1.7.	Each On-Call Advance shall be repaid by the Borrower, in any event, 1 (one) week after the date of provision thereof; provided that, if the day which falls 1 (one) week after the Drawdown Date of such On-Call Advance is not a Business Day, then the payment date shall be postponed to the first Business Day thereafter.

The sum of the principal of an On-Call Advance which shall have been paid at the end of 1 (one) week as aforesaid shall be immediately provided anew as an On-Call Advance to the Borrower by the Lender, unless the Borrower shall decide not to renew such On-Call Advance, or any part thereof, and written notice to such effect is delivered to the Lender in writing or via facsimile. The Lender shall be entitled not to renew an On-Call Advance only if an Event of Default has occurred and is continuing.

5.1.8.	Notwithstanding the aforegoing, if the rate of interest on an On-Call Advance is increased or decreased, then the Lender shall give the Borrower written notice thereof and shall make an On-Call Advance payable on the date scheduled for the modification of the interest rate. The Lender shall notify the Borrower of the new interest rate as determined by the Lender in accordance with this Agreement and, unless the Borrower shall notify the Lender in writing that it does not wish to renew the On-Call Advance, shall immediately provide a new On-Call Advance to the Borrower in the sum of the principal of the On-Call Advance which shall have been paid and the new interest rate which shall have been determined shall apply to such new On-Call Advance.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

5.1.9.	The Borrower shall be entitled in its absolute discretion to pay the entire sum of an On-Call Advance, or any part thereof, on any Business Day. If the Borrower shall have decided as aforesaid, the Borrower shall notify the Lender to such effect in writing or via facsimile.

5.1.10.	Notwithstanding anything to the contrary in this Agreement, all On-Call Advances shall be repaid on or before the Final Maturity Date.

5.2.	Foreign Currency Revolving Credit Facilities

5.2.1.	Subject to clauses 2.4.2 and 3 above and clause 5.4 below, the Borrower shall be entitled at any time and from time to time, to have allocated to the Borrower in the Borrower Account a Foreign Currency Revolving Credit Facility by submitting to the Lender, in writing or via facsimile, a Drawdown Request for a Foreign Currency Revolving Credit Facility in the form of Schedule 1.1.22(C) hereto or in such other form as the Lender may agree in writing in a maximum amount specified in such Drawdown Request (“the Amount of the Credit Facility”). For the avoidance of doubt, the Borrower shall be entitled, at any one time, subject to clauses 2.4.2 and 3 above and clause 5.4 below, to have 1 (one) Foreign Currency Revolving Credit Facility in Canadian Dollars, 1 (one) Foreign Currency Revolving Credit Facility in US Dollars, 1 (one) Foreign Currency Revolving Credit Facility in Euro and 1 (one) Foreign Currency Revolving Credit Facility in each of the Other Available Currencies, but not more than 1 (one) Foreign Currency Revolving Credit Facility in each currency at any one time.

5.2.2.	The Borrower shall, with respect to each Foreign Currency Revolving Credit Facility, give debit instructions and otherwise operate the Borrower Account in such a way that there is never at any time a debit balance (including interest) in excess of the Amount of the Credit Facility at such time (the amount at any time of such excess, “an Excess Amount”). Notwithstanding anything to the contrary in this Agreement, the Lender shall not be obliged to honour any debit instructions of the Borrower: (a) as a result of which there may be created an Excess Amount; or (b) in the event that a Default has occurred and is continuing or may result from the fulfilment of such debit instructions. Without derogating from the aforegoing, an Excess Amount, in as much as there is any, shall be discharged by the Borrower to the Lender immediately upon the formation thereof, without any demand to do so needed to be sent by the Lender.

5.2.3.	Each Foreign Currency Revolving Credit Facility shall be: (a) for a period as specified in the Drawdown Request therefor, but no longer than 3 (three) months; and (b) in a foreign currency, being Canadian Dollars, US Dollars, Euro or any Other Available Currency, as specified in its Drawdown Request.

5.2.4.	The Borrower shall be entitled to cancel any Foreign Currency Revolving Credit Facility at any time prior to the end of its Term.

5.2.5.	Upon termination of a Foreign Currency Revolving Credit Facility, whether at the end of the Term thereof or due to cancellation thereof pursuant to clause 5.2.4 above, the Borrower shall pay immediately any debit balance

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

in the Borrower Account in respect of such Foreign Currency Revolving Credit Facility, without the need for any demand to be sent by the Lender.

5.3.	Loans

5.3.1.	Subject to clauses 2.4.2 and 3 above and clause 5.4 below, the Borrower shall be entitled at any time and from time to time to make a drawdown of a Loan by submitting to the Lender in writing, or via facsimile, a Drawdown Request for a Loan in the form of Schedule 1.1.22(B) hereto.

5.3.2.	Without derogating from clause 5.3.4 below, each Loan shall be repaid in full on the last day of the Term of such Loan.

5.3.3.	Notwithstanding anything to the contrary in this Agreement, all Loans shall be repaid on or before the Final Maturity Date.

5.3.4.	The Borrower may, with respect to any Loan, prepay such Loan (in whole or in part) only on any Interest Payment Date during the Term of such Loan, provided that the Borrower shall have given to the Lender at least: (a) 1 (one) Business Day’s prior written notice of such prepayment, in the event that such prepayment does not exceed US $30,000,000 (thirty million United States Dollars) or the equivalent thereof in the currency of the Loan, if not US Dollars; or (b) 5 (five) Business Days’ prior written notice of such prepayment, if such prepayment exceeds US $30,000,000 (thirty million United States Dollars) or the equivalent thereof in the currency of the Loan, if not US Dollars.

5.3.5.	A notice of prepayment given by the Borrower as referred to in clause 5.3.4 above shall be irrevocable and shall oblige the Borrower to make such prepayment on the date specified therefor in such notice of prepayment.

5.3.6.	For the avoidance of doubt, all prepayments shall be made together with any accrued but unpaid interest on the amount being prepaid and together with all breakage costs to be paid in accordance with clause 13.11 below, if applicable.

5.3.7.	A repayment or prepayment of any Loan shall be made in the currency in which such Loan was made.

5.3.8.	The Borrower shall not prepay all or any part of the Loans except at the times and in the manner expressly provided in this clause 5.3 above.

5.3.9.	Nothing herein contained shall derogate from clause 13.11 below.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

5.4.	General

Notwithstanding anything to the contrary in this Agreement:

5.4.1.	no On-Call Advance or Loan shall be made, nor Foreign Currency Revolving Credit Facility shall be granted or debit instruction thereon honoured:

5.4.1.1.	if the amount of such On-Call Advance, Loan or Foreign Currency Revolving Credit Facility or debit instruction (or the equivalent of any of the aforegoing in Canadian Dollars), together with the Total Outstandings as at the Drawdown Date (for such On-Call Advance, Loan or Foreign Currency Revolving Credit Facility), exceeds the Maximum Facilities;

5.4.1.2.	on or after the Final Maturity Date; or

5.4.1.3.	if a Default has occurred, or a Default may occur as a result of the making of such On-Call Advance, Loan or allocation of such Foreign Currency Revolving Credit Facility or honouring of such debit instruction;

and

5.4.2.	without derogating from clause 2.5 above, in the event the Total Outstandings or aggregate Facilities shall at any time exceed the Maximum Facilities the Lender shall be entitled to reduce or cancel any Facility, such that the Total Outstandings or aggregate Facilities shall not exceed the Maximum Facilities.

6.	INTEREST

6.1.	On-Call Advances

6.1.1.	On-Call Advances shall bear interest at a rate equal to: (a) the Wholesale Interest as determined by the Lender for such On-Call Advances, from time to time, during the period thereof; plus (b) the Margin. The rate of interest on each On-Call Advance shall be notified by the Lender to the Borrower pursuant to clause 5.1.2 or 5.1.8, as applicable.

6.1.2.	The interest rate referred to in clause 6.1.1. above shall be stated as a yearly rate and shall be calculated by the Lender according to a daily calculation, shall accrue from day to day and shall be calculated according to the actual number of days on which the relevant On-Call Advance was continuing, from the Drawdown Date thereof until the date of payment thereof (not including the payment date) and based on the number of days in the year (365 (three hundred and sixty-five) or 366 (three hundred and sixty-six), as the case may be).

6.1.3.	The Borrower shall pay interest on the On-Call Advance to the Lender on any date of payment of such On-Call Advance, together with the principal of such On-Call Advance.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

6.1.4.	The Borrower gives the Lender absolute and irrevocable authorisation, to debit the Borrower Account in the sum of the principal of the On-Call Advance and the interest which shall have accrued thereon, on any date on which such On-Call Advance shall be due and payable.

6.2.	Debit Balances of Foreign Currency in the Borrower Account

6.2.1.	Any debit balance in respect of a Foreign Currency Revolving Credit Facility, up to the Amount of the Credit Facility for such Foreign Currency Revolving Credit Facility, shall bear interest at a rate equal to the sum of: (a) the Wholesale Interest rate for such Foreign Currency Revolving Credit Facility as determined on the Drawdown Date for such Foreign Currency Revolving Credit Facility; and (b) the Margin. For the avoidance of doubt, the rate of interest on debit balances in the Borrower Account shall vary in accordance with changes in the LIBOR during the Term of such Foreign Currency Revolving Credit Facility.

Any Excess Amount shall bear interest at the rate set out in clause 6.5 below, in addition, for the avoidance of doubt, to clause 6.4 below. If the debit balance in the Borrower Account for any Foreign Currency Revolving Credit Facility is not discharged in full on the expiry of the Term of such facility, then the whole debit balance in respect of such Foreign Currency Revolving Credit Facility shall bear interest at the rate determined in clause 6.5 below.

6.2.2.	Interest on debit balances in the Borrower Account shall be compound interest as calculated by the Lender. Such interest shall be charged to the Borrower Account, in the currency of the relevant Foreign Currency Revolving Credit Facility, for each period of one calendar month, on the first day of the calendar month next following such month during which such interest was accrued (regardless of whether such day is a Business Day or not). The Borrower is aware that the first and/or the last period(s) for which interest as aforesaid will be charged to the Borrower Account as provided in this clause 6.2.2 may be shorter or longer than the rest of the periods for which interest as aforesaid will be charged to the Borrower Account as aforesaid.

6.2.3.

6.2.3.1.	Subject to clause 6.2.3.2 below, if by reason of any change in, or the introduction of, or any change in the interpretation, administration or application by any Governmental Body of, any law, or by reason of the interpretation, administration or application adopted or declared by any Governmental Body in respect of any law, after the date of this Agreement (including, the implementation in any jurisdiction of the proposals made by the Basle Committee on Bank Regulations and Supervisory Practices for the International Convergence of Capital Measurements and Capital Standards) which affects the Lender, or compliance by the Lender with any such change, introduction, adoption or declaration, including, in each case, those relating to Taxation, reserves, special deposits, cash ratio, liquidity, limits on provision of credit to single borrowers or groups of

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

borrowers or capital adequacy requirements or other forms of banking, fiscal, monetary or regulatory controls:

6.2.3.1.1.	the Lender incurs a cost or payment as a result of it having entered into and/or performing and/or assuming and/or maintaining and/or funding its obligations or commitments under any Finance Document and/or maintaining the outstanding balance of the Facilities, or there are any increased costs to the Lender as a result of any of the aforegoing (including due to making reserves); or

6.2.3.1.2.	any amount receivable by the Lender under any Finance Document is reduced (save to the extent matched by a reduction in the cost of providing the Facilities)

and such cost, payment or reduction is not compensated for by any other provision of this Agreement, then and in each such case, the Lender shall immediately notify the Borrower of that event promptly upon it becoming aware of the event, including, in reasonable detail, particulars of the event and within 20 (twenty) Business Days after receipt by the Borrower of a demand by the Lender accompanied by a certificate, specifying the amount of compensation claimed and setting out the calculation of the amount in reasonable detail, the Borrower shall, unless the Borrower shall have elected to prepay to the Lender all of the Total Outstandings pursuant to clause 13.4.2 below, pay to the Lender such amount as shall compensate the Lender for such cost, reduction or payment with respect to the period beginning on the date on which such cost, payment or reduction becomes applicable.

Nothing in this clause 6.2.3.1 shall oblige the Lender to disclose any confidential information relating to the organisation or administration of its affairs.

6.2.3.2.	Clause 6.2.3.1 above shall not apply so as to oblige the Borrower to compensate the Lender for any increased cost, reduction or payment resulting from any change in, or the introduction of any change in the interpretation or application of, any law relating to, or any change in the rate of Tax on income, of the Lender.

6.2.4.	Interest payable on each Foreign Currency Revolving Credit Facility, including increased interest as referred to in clause 6.2.3 above and default interest in accordance with clause 6.5 below shall accrue from day to day on the debit balance in respect of such Foreign Currency Revolving Credit Facility from time to time and shall be calculated on the basis of the actual number of days elapsed and a 360 (three hundred and sixty) day year.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

6.3.	Loans

6.3.1.	Each Loan shall bear interest during each Interest Period during the Term of such Loan at a rate equal to: (a) the Wholesale Interest as determined in accordance with this Agreement for such Loan; plus (b) the Margin.

6.3.2.	The interest rate referred to in clause 6.3.1. above shall be stated as a yearly rate and shall accrue from day to day and shall be calculated according to the actual number of days elapsed and a 360 (three hundred and sixty) day year.

6.3.3.	The Borrower shall pay interest on each Loan to the Lender on each Interest Payment Date during the Term of such Loan.

6.3.4.	The Borrower gives the Lender absolute and irrevocable authorisation, to debit the Borrower Account in the sum of the interest on each Loan which shall have accrued thereon, on each Interest Payment Date for such Loan.

6.3.5.

6.3.5.1.	Subject to clause 6.3.5.2 below, if by reason of any change in, or the introduction of, or any change in the interpretation, administration or application by any Governmental Body of, any law, or by reason of the interpretation, administration or application adopted or declared by any Governmental Body in respect of any law, after the date of this Agreement (including, the implementation in any jurisdiction of the proposals made by the Basle Committee on Bank Regulations and Supervisory Practices for the International Convergence of Capital Measurements and Capital Standards) which affects the Lender, or compliance by the Lender with any such change, introduction, adoption or declaration, including, in each case, those relating to Taxation, reserves, special deposits, cash ratio, liquidity, limits on provision of credit to single borrowers or groups of borrowers or capital adequacy requirements or other forms of banking, fiscal, monetary or regulatory controls:

6.3.5.1.1.	the Lender incurs a cost or payment as a result of it having entered into and/or performing and/or assuming and/or maintaining and/or funding its obligations or commitments under any Finance Document and/or maintaining the outstanding balance of the Facilities, or there are any increased costs to the Lender as a result of any of the aforegoing (including due to making reserves); or

6.3.5.1.2.	any amount receivable by the Lender under any Finance Document is reduced (save to the extent matched by a reduction in the cost of providing the Facilities)

and such cost, payment or reduction is not compensated for by any other provision of this Agreement, then and in each such case, the Lender shall immediately notify the Borrower of that event promptly upon it becoming aware of the event, including, in reasonable detail, particulars of the event and within 20 (twenty) Business Days after

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

receipt by the Borrower of a demand by the Lender accompanied by a certificate, specifying the amount of compensation claimed and setting out the calculation of the amount in reasonable detail, the Borrower shall, unless the Borrower shall have elected to prepay to the Lender all of the Total Outstandings pursuant to clause 13.4.2 below, pay to the Lender such amount as shall compensate the Lender for such cost, reduction or payment with respect to the period beginning on the date on which such cost, payment or reduction becomes applicable.

Nothing in this clause 6.3.5.1 shall oblige the Lender to disclose any confidential information relating to the organisation or administration of its affairs.

6.3.5.2.	Clause 6.3.5.1 above shall not apply so as to oblige the Borrower to compensate the Lender for any increased cost, reduction or payment resulting from any change in, or the introduction of any change in the interpretation or application of, any law relating to, or any change in the rate of Tax on income, of the Lender.

6.4.	Variation of Margin

Without derogating from clause 6.5 below, in the event that:

6.4.1.	any of the financial ratios set out in clauses 10.6, 10.7 or 10.8 below shall not be complied with for any Quarter or Financial Year, then, without derogating from clause 17.5 below, the Margin shall, with effect from the end of the Quarter in which such non-compliance becomes apparent, be increased (in addition to any increase under clause 6.4.2 below) by [***]% ([***] percent) per annum, until the Quarter following the first Quarter in which all such financial ratios are again complied with;

6.4.2.	the Borrower’s Rating shall be lower than: “[***]” (or lower than an equivalent rating by another reputable company, all in accordance with the lowest ranking in the event of more than one rating) by 2 (two) rating notches or more, then, with effect from the date of publication of such rating, until the date that a new Borrower’s Rating is published that is “[***]” (or “[***]” equivalent as aforesaid) or higher, the Margin shall be increased (in addition to any increases under clause 6.4.1 above) by [***]% ([***] percent) per annum for each 2 (two) reductions in rating notches (for example, in the event that the Borrower’s Rating is “[***]”, the addition to the Margin under this clause 6.4.2 shall be [***]% ([***] percent) per annum). For the avoidance of doubt, in the event that the Margin shall be increased by more than [***]% ([***] percent) in accordance with this clause 6.4.2 above and, thereafter, a new Borrower’s Rating is published which is 2 (two) rating notches or more higher than the previous Borrower’s Rating, then the Margin shall, with effect from the date of such publication, be reduced by [***]% ([***] percent) for each 2 (two) increases in rating notches, provided that, for the further avoidance of doubt, the Margin shall not be reduced to less than [***]% ([***] percent) per annum; or

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

6.4.3.	the Borrower’s Rating shall be higher than “[***]”.(or higher than an equivalent rating by another reputable company, all in accordance with the lowest ranking in the event of more than one rating) by 2 (two) rating notches or more, then, with effect from the date of publication of such rating, until the date that a new Borrower’s Rating is published that is [***] or less (or, in each case, the equivalent thereof as aforesaid), the Margin shall be decreased by [***]% ([***] percent) per annum.

6.5.	Default Interest

In the event of the occurrence of an Event of Default, the interest rate on each On-Call Advance, Loan or Foreign Currency Revolving Credit Facility shall be increased by [***]% ([***] percent) (in addition to the Wholesale Interest plus the Margin applicable to such On-Call Advance, Loan or Foreign Currency Revolving Credit Facility), as such Margin may be in addition increased pursuant to clause 6.4 above. Any sums, other than any On-Call Advance, Loan or Foreign Currency Revolving Credit Facility, due and unpaid, shall bear default interest from the time such sum was due and: (a) with respect to sums owed in NIS, at an interest rate equal to the default interest which would have been paid on such sums had they comprised an On-Call Advance made on the due date for payment of such sum; and (b) with respect to sums owed in a currency other than NIS, at an interest rate which would have been paid on such sums had they comprised a Foreign Currency Revolving Credit Facility in the same currency at such time, both determined as aforesaid in this clause 6.5 above. Default interest as aforesaid shall be payable from time to time on demand and, for so long as not so paid, shall be capitalised (added to the principal amount unpaid) at the end of the period for capitalisation of default interest which is generally applicable to default interest payable by the customers of the Lender for On-Call Advances, Loans or Foreign Currency Revolving Credit Facilities, as applicable.

6.6.	Currency and Amount of Payment

All interest payable under this clause 6 shall be paid in the currency of the On-Call Advance, Loan or Foreign Currency Revolving Credit Facility, as the case may be, in respect of which such interest is payable. The Borrower shall pay all interest payable under this Agreement by transferring such interest to the Borrower Account.

7.	TAXES

7.1.	Payments to be made free of Tax

All payments to be made by the Borrower to the Lender under this Agreement shall be made free and clear of, and without deduction for, or on account of, Tax, any set-off or counterclaim, unless the Borrower is required by law to make any such payment subject to the deduction or withholding of Tax, in which case the provisions of clause 7.2 shall apply.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

7.2.	Payments subject to Tax

7.2.1.	In the event that the Borrower is required by law to make any such payment subject to the deduction, withholding or payment of Tax, then (save where such deduction, withholding or payment is in respect of any Tax on income, including income Tax on interest, of the Lender and the Borrower shall have delivered to the Lender an original receipt from the relevant Tax authority in accordance with clause 7.2B below, subject to clause 7.2.2. herein, the sum payable by the Borrower in respect of which such deduction, withholding or payment is required to be made shall be increased, to the extent necessary, to ensure that after the making of the required deduction or withholding, the Lender receives and retains (free from any liability in respect of any such deduction, withholding or payment) a net sum equal to the sum which it would have received and so retained had no such deduction, withholding or payment been made or required to be made.

7.2.2.	The obligations of the Borrower to pay any increased amount in accordance with clause 7 shall apply only to Taxes (excluding any Tax on income) imposed due to any change in, or the introduction of, or any change in the interpretation, administration or application by any Governmental Body of, any law, or by reason of the interpretation, administration or application adopted or declared by any Governmental Body in respect of any law, after the date of signature of this Agreement which affects the Lender.

7.2.3.	The Borrower shall indemnify the Lender for any loss or cost in fact incurred by the Lender due to any omission or default in the withholding or payment of Tax as aforesaid. The Borrower shall deliver to the Lender immediately all receipts, approvals and/or other evidence relating to the amounts paid by way of withholding, deduction or payment of Taxes as aforesaid.

7.2A.	Notification of Taxes

Without derogating from clause 7.2.1 above, if, at any time, the Borrower is required by law to make any deduction or withholding from any sum payable by it hereunder, the Borrower shall, as soon as reasonably practicable, notify the Lender thereof.

7.2B.	Payment and Submission of Receipt

If the Borrower makes any payment hereunder in respect of which it is required to make any deduction or withholding, it shall, without derogating from clause 7.2.1 above, pay the full amount required to be deducted or withheld to the relevant Taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the Lender, as soon as reasonably practicable after it has made such payment to the relevant authority, an original receipt (or a certified copy thereof) issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld in respect of such payment.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

7.3.	Tax Saving

7.3.1.	In the event that following the imposition of any Tax on any payment by the Borrower to the Lender in consequence of which the Borrower is required, under clause 7.2 above, to pay any additional amount in respect thereof, the Lender has received or been granted a repayment of Tax, or a credit against, or remission for, or deduction from, or in respect of, any Tax payable by it (any of the aforegoing, to the extent so reasonably identifiable and quantifiable, being referred to as “a saving”), the Lender shall, to the extent that it can do so without prejudice to the relevant saving, and subject to the Borrower’s obligation to repay the amount to the Lender, if the relevant saving is subsequently disallowed or cancelled (which repayment shall be made promptly on receipt of notice by the Borrower from the Lender of such disallowance or cancellation), reimburse the Borrower promptly after receipt of such saving by the Lender with such amount equal to the lower of: (a) the additional amount paid by the Borrower in respect of such Tax under clause 7.2 above as aforesaid, together with applicable interest under the Adjudication of Interest and Linkage Law, 5721—1961; and (b) the finally determined amount or value of the relevant saving.

7.3.2.	Nothing in this Agreement shall interfere with the right of the Lender to arrange its Tax and other affairs in whatever manner it thinks fit and, in particular, the Lender shall not be under any obligation to claim relief from Tax on its corporate profits, or from any similar Tax liability, in respect of the Tax, or to claim relief in respect of the amount paid by the Borrower in priority to any other claims, credits or deductions available to it or to disclose details of its Tax affairs.

7.3.3.	The Lender shall notify the Borrower promptly of the receipt of any saving and of the amount or value of such saving. The Lender shall not be required to disclose any confidential information relating to the organisation or administration of its affairs.

7.4.	VAT

The Borrower shall pay to the Lender all VAT, if any, payable in respect of any payment to be made by the Borrower to the Lender under this Agreement or under any other Finance Document, such VAT to be paid by the Borrower at the same time it makes the relevant payment.

8.	APPLICATION OF PAYMENTS

8.1.	Application

Subject to clause 8.2 below, any amount, payment or credit of any sort paid or received into the Borrower Account or received by the Lender, all, as a result of realisation of any Collateral given in favour of the Lender, shall be applied towards the obligations of the Borrower or any Obligor under the Finance Documents in the following order (after converting the payment into the

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

currency necessary to make payment of all amounts due as aforesaid in the currencies in which such amounts are due):

8.1.1.	first, in or towards discharge of all costs and expenses incurred and which may be incurred in connection with the collection of the Secured Obligations, including the costs and remuneration of any Receiver;

8.1.2.	second, in or towards payment of any unpaid fees, costs and expenses of the Lender;

8.1.3.	third, in or towards payment of any other amount due but unpaid under this Agreement or under any other Finance Document, in respect of On-Call Advances, Loans and Foreign Currency Revolving Credit Facilities, other than principal (including interest, default interest, additional interest, damages, commissions, fees, breakage costs and all other costs), the above in such order as the Lender deems fit; and

8.1.4.	fourth, in or towards payment on account of the principal of the On-Call Advances and Loans and the debit balances (principal) of Foreign Currency Revolving Credit Facilities.

8.2.	Realisation of Collateral

In the event that the Lender shall realise any Collateral (it being recorded that all Collateral hereunder shall serve also as collateral for the Gazit Canada Secured Obligations), then any sums received by the Lender in connection with the aforegoing shall be applied, as between the Secured Obligations and the Gazit Canada Secured Obligations, in the following order:

8.2.1.	first, in or towards discharge of all costs and expenses incurred and which may be incurred in connection with the collection of the Secured Obligations and the Gazit Canada Secured Obligations, including the costs and remuneration of any Receiver or any other entity and/or any competent authority to take possession and/or realise any of the Collateral, the above in such order and applied in such proportion between such amounts due but unpaid under the Finance Documents and the Gazit Canada Finance Documents, as aforesaid, as the Lender shall deem fit;

8.2.2.	second, in or towards payment of any unpaid fees, costs and expenses of the Lender;

8.2.3.	third, in or towards payment of any other amount due, but unpaid, under the Finance Documents and the Gazit Canada Finance Documents, other than principal, including interest, default interest, additional interest, damages, commissions, fees, breakage costs and all other costs, the above in such order and applied in such proportion between such amounts due but unpaid under the Finance Documents and the Gazit Canada Finance Documents, as aforesaid, as the Lender shall deem fit; and

8.2.4.	fourth, in or towards payment on account of the principal of the On-Call Advances and Loans and the debit balances of Foreign Currency Revolving Credit Facilities and the principal of On-Call Advances and

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Loans and debit balances (principal) under the Gazit Canada Facility Agreement in such proportion, between the amount of the outstanding principal of the On-Call Advances and Loans and the debit balances (principal) of Foreign Currency Revolving Credit Facilities and the amount of the principal of On-Call Advances and Loans and debit balances under the Gazit Canada Facility Agreement, as the Lender deems fit.

The aforegoing in this clause 8.2 and in clause 8.1 above will override any appropriation made by the Borrower or either Guarantor.

8.3.	Currency Conversion

If, notwithstanding the obligations of the Borrower under any Finance Document (and without derogating from such obligations), any sum is received (including by way of set-off in accordance with clause 11 below) by the Lender in a currency (“the first currency”) other than the currency (“the second currency”) in which the relevant amount is to be paid pursuant to the relevant provisions of the relevant Finance Document, then such sum shall be converted into the second currency at the buying rate of the second currency for the first currency as prevailing in the Lender’s dealing room at the time of such conversion for customers of similar size as the Borrower and for conversions of similar amounts and the Borrower shall hold harmless the Lender from and against any loss suffered or incurred as a result of such conversion.

9.	COLLATERAL

9.1.	Provision of Collateral

As continuing collateral and security to secure the full, final and complete payment of all the Secured Obligations and the Gazit Canada Secured Obligations owing and/or which may be owed by the Borrower or any other Obligor to the Lender (including all commissions and costs, to the extent included in the Secured Obligations or the Gazit Canada Secured Obligations), the Borrower shall procure the provision of the Collateral as contemplated under the Security Documents as referred to in clauses 1.1.81(a)-(k) (inclusive) above.

9.2.	Continuing Collateral

The Collateral listed in this clause shall constitute continuing security for the full and punctual payment, discharge and performance of all the Secured Obligations in accordance with the Finance Documents and of all the Gazit Canada Secured Obligations and shall remain in full force and effect, irrespective of any settlement of account or other matter or thing whatsoever and shall not be considered satisfied by any intermediate payment of all or any of the Secured Obligations or all or any of the Gazit Canada Secured Obligations and shall continue in full force and effect until the later of: (a) the final payment in full of all Total Outstandings and Gazit Canada Total Outstandings; and (b) the termination of the Facilities and of the Facilities (as defined in the Gazit Canada Facility Agreement).

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

9.3.	General

9.3.1.	Any and all Collateral that shall have been provided and/or will be provided by the Borrower or any other Obligor and/or for the Borrower or any other Obligor to the Lender and any and all other Bills (as defined in clause 9.4.2 below) which the Borrower and/or the Guarantors shall have delivered and/or will deliver to the Lender from time to time, shall also serve as security for the full and accurate clearance and payment of the Secured Obligations and the Gazit Canada Secured Obligations, including interest and any other sum due from the Borrower and/or which may be due from the Borrower to the Lender under the Finance Documents.

9.3.2.	All Collateral and/or guarantees for payment of the Secured Obligations are independent of one another. Without derogating from clauses 17.16 and 17.19 below, in the event of the occurrence of an Event of Default, the Lender shall be entitled to realise the Collateral in accordance with such order as it sees fit and the realisation of any one Collateral shall not prejudice or derogate from any other Collateral.

9.4.	Bills

9.4.1.	Where the Lender holds Bills signed and/or endorsed and/or guaranteed by the Borrower, which were delivered and/or which may be delivered to the Lender for collection and/or safekeeping and/or as Collateral and/or otherwise, such Bills shall be and shall be deemed pledged and charged in favour of the Lender by way of a first-ranking pledge and specific charge as security for the Secured Obligations and the Lender may, in the same circumstances that the Lender shall be entitled to realize the Collateral, sell or discount the Bills and take any legal and/or other action which the Lender deems fit for the collection of such Bills and the Lender may charge the costs of collection to the Borrower’s account. In such circumstances, the Lender may settle with the drawers or makers and/or endorsers and/or guarantors and/or with any one of them on different terms, waive, release, accept from them partial consideration and apply the proceeds of such Bills in satisfaction of debts due and/or becoming due from the Borrower to the Lender. Receipt of Bills as aforesaid or receipt of the whole or partial proceeds thereof as aforesaid shall in no way derogate from the Borrower’s obligation to fulfil and discharge all of the Secured Obligations.

9.4.2.	For the purposes of this clause 9.4 and clause 9.3 above, “Bills” shall mean any promissory note, bill of exchange, cheque (as defined in Section 73 of the Israeli Bills of Exchange Ordinance [New Version], 5717-1957), undertaking, guarantee, collateral, assignment, bill of lading, certificate of deposit, draft payment order and any negotiable instrument of any kind.

9.5.	Entitlement to Withdraw Dividend

For so long as no Default has occurred and is continuing, the Guarantors shall be entitled to withdraw all amounts of dividends on Pledged FCR Shares received into the Gazit Canada Charged Account or to the Gazit 2003 Charged

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Account, and the Obligors shall be entitled to withdraw all amounts of dividends on any other Collateral received into any of the Charged Accounts.

9.6.	Entitlement to Release All Collateral

For the avoidance of doubt, all collateral created under the Finance Documents shall be promptly released upon the later of: (a) full and final discharge of all the Secured Obligations and the Gazit Canada Secured Obligations; and (b) termination of all of the Facilities and all of the Facilities (as such term is defined in the Gazit Canada Facility Agreement).

9.7.	Termination of Guarantees and Liabilities; Transfer of Securities between Guarantors

9.7.1.	For the avoidance of doubt, all guarantees issued by any Obligor other than the Borrower and Gazit Canada, and all obligations, undertakings, and liabilities by such Obligor pursuant to any Finance Document, shall terminate upon the final release of all Collateral pledged by such Obligor pursuant to the Finance Documents.

9.7.2.	The Borrower shall be entitled, from time to time, by written notice to the Lender, to require the Lender’s consent that any or all of the Securities pledged by any specific Guarantor (other than Gazit Canada) be transferred to another Guarantor, and the Lender shall accede to such request provided that no Default has occurred and is continuing and provided further that: (a) the Lender is satisfied that the Securities transferred remain duly and validly pledged with the same priority as set forth therein under the Security Documents, that such pledge is not capable of being set aside and a legal opinion, in a form satisfactory to the Lender, is provided to the Lender in connection therewith; (b) such Guarantor shall issue to the Lender a guarantee, mutatis mutandis, in the same form as that issued by the transferring Guarantor; (c) the Lender is satisfied that such Guarantor is and will continue to be solvent, able to continue to conduct its business and to pay all its debts as they become due; and (d) the Lender is satisfied that such Guarantors (including the new Guarantor) are not entering, into the arrangements contemplated hereby, or intend to make any transfer or incur any obligations hereunder or thereunder, with actual intent to hinder, delay or defraud either present or future creditors.

9.8.	Security Interests to secure Secured Obligations only

Notwithstanding anything to the contrary contained in this Agreement or in the other Finance Documents, it is hereby clarified, for the avoidance of doubt, that the security interests granted under this Agreement and the other Finance Documents secure only the Secured Obligations and the Gazit Canada Secured Obligations and, for the avoidance of doubt, not any other debts, credit lines or other Indebtedness of the Borrower or any other Obligor (including any Indebtedness of the Borrower or any other Obligor under any syndicated loan in which the Lender is one of the lenders providing credit to the Borrower). For the avoidance of doubt, nothing contained in this clause shall be construed as

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

limiting the full recourse of the Lender to the Obligors under the Finance Documents.

9.9.	Creation of Floating Charges by Non-Israeli Companies

Notwithstanding anything to the contrary in this Agreement and/or any other Finance Document, it is agreed and all the parties hereto acknowledge, that the possibility of creating a floating charge in Israel by a foreign company (which is not registered as a foreign company pursuant to Section 346 of the Companies Law) is legally uncertain under Israeli law, and therefore, any representation, warranty, covenant or any other reference pursuant to this Agreement and/or any other Finance Document, with respect to the legality, validity, binding effect and/or enforceability of any security interest under the Finance Documents shall be deemed to exclude reference to such floating charges created in Israel by non-Israeli companies (including for the purpose of serving as a basis for a non-compliance, breach, default and/or misrepresentation). The Borrower represents that all Obligors which are foreign companies (as defined in the Companies Law) are not registered in Israel as a “foreign company” pursuant to Section 346 of the Companies Law.

9.10.	Further Collateral

Without derogating from clause 10.1.3 below, the Lender consents to the provision by the Borrower of further Collateral (to be pledged in accordance with the Security Documents) in the form of additional FCR Shares (other than the Pledged FCR Shares) and/or convertible debentures of FCR (to the extent such debentures are listed at the TSX and so long as the price for such debentures is generally quoted on each trading day (“the FCR Eligible Debentures”)), for the sole purpose of avoiding an Event of Default under clause 17.13 below.

10.	FINANCIAL RATIOS

Failure to comply with any of the financial ratios set out in clauses 10.6, 10.7 or 10.8 below shall, without derogating from clause 17.5.2 below (if applicable), result in an increase in the Margin in accordance with clause 6.3.1 above, and failure to comply with any of clauses 10.1—10.5 (inclusive) below shall constitute an Event of Default in accordance with clause 17.5.1 below:

10.1.	The average LTV during any consecutive 5 (five) trading days shall not exceed 85% (eighty-five percent) unless the Borrower has within 2 (two) Business Days thereafter, either:

10.1.1.	prepaid the Required Amount;

10.1.2.	deposited the Required Amount, in clear funds, into the Borrower Account, which deposit is duly pledged and charged by way of first-ranking fixed pledge and charge, in favour of the Lender;

10.1.3.	provided to the Lender further Collateral in form and types acceptable to the Lender in its sole discretion the value of which (as determined by the Lender applying such safety factors as the Lender sees fit), is equal to the Required Amount. For the purposes of this clause 10.1.3, the Lender

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

consents to the provision of further Collateral in the form of additional FCR Shares (other than the Pledged FCR Shares) and/or FCR Eligible Debentures; provided that: (a) the maximum number of FCR Shares (including those Pledged FCR Shares pledged prior to such provision) taken into account in calculating the LTV, shall not exceed 43% (forty-three percent) of the issued and outstanding share capital of FCR and up to CAD 100,000,000 (one hundred million Canadian Dollars) par value of FCR Eligible Debentures; and (b) such limits of 43% (forty-three percent) and CAD 100,000,000 (one hundred million Canadian Dollars) shall not apply with respect to further Collateral provided in accordance with clause 9.10 above. No safety factor shall be applied to such further FCR Shares or FCR Eligible Debentures provided as Collateral as aforesaid; or

10.1.4.	acted pursuant to more than one of the above alternatives, provided that the aggregate of the amounts prepaid and/or of funds pledged and the value of the other Collateral pledged in accordance with the aforegoing (as determined in accordance with clause 10.1.3 above), is equal to the Required Amount.

“The Required Amount” shall mean the amount which, when deducted from the Total Outstandings and the Total Outstandings Gazit Canada or, as applicable, added as Collateral, would result in the LTV being (on the last day of such 2 (two) Business Day period) 70% (sixty percent).

In the event that the Borrower shall in accordance with any of clauses 10.1.2-10.1.4 (inclusive) have provided further Collateral and/or made a deposit (“the Further Collateral”) and shall thereafter request that all or any part of the Further Collateral be released, then the Lender shall agree to such release if both of the following conditions are met: (i) during the consecutive 30 (thirty) day period prior to the date of such release the average LTV shall be 70% (seventy percent) or less and on the date of such release the LTV shall be 70% (seventy percent) or less, in each case, without taking into account that part of the Further Collateral which the Borrower has requested to release; and (ii) there shall be no Default on the date of such release.

10.2.	For any Quarter or Financial Year, the ratio of: (a) the Borrower’s Net Financial Indebtedness; to (b) the Borrower’s Total Assets, less deposits of cash, cash equivalents and short-term investments (all as appearing in the Borrower’s consolidated financial statements for such Quarter or Financial Year), shall not exceed 75% (seventy-five percent).

For the purposes of this clause 10.2 and clause 10.3 below, “Net Financial Indebtedness” shall mean the Borrower’s Financial Indebtedness less deposits of cash, cash equivalents and short-term investments (that is, investments classified as short-term investments in accordance with the classifications under Applicable Accounting Principles), all as appearing in the relevant (consolidated) financial statements of the Borrower.

10.3.	For any Quarter or Financial Year, the ratio of: (a) Net Financial Indebtedness; to (b) the Value of the Borrower’s Holdings, as appearing in the Non-Consolidated Expanded Financial Statements of the Borrower for such Quarter or Financial Year, shall not exceed 80% (eighty percent). For the purpose of

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

this clause 10.3, “the Value of the Borrower’s Holdings” shall mean the book value of all holdings of the Borrower (as such value is determined in accordance with IFRS) as appearing in the relevant Non-Consolidated Expanded Financial Statements of the Borrower.

10.4.	For any Quarter or Financial Year, the shareholders’ equity of the Borrower attributable to its shareholders, that is, excluding minority interests (as appearing in the Borrower’s audited or reviewed, as the case may be, consolidated balance sheet) as at the end of such Quarter or Financial Year, shall be no less than NIS 3,200,000,000 (three billion two hundred million New Israel Sheqels).

10.5.	For any Quarter or Financial Year:

10.5.1.	the ratio of: (a) the aggregate dividends and interest paid in respect of the Pledged FCR Shares, any FCR Eligible Debentures and any other Securities pledged under the Security Documents and actually received into the relevant Charged Accounts in such Quarter or Financial Year; to (b) interest paid on the Facilities under this Agreement and all interest paid under the Gazit Canada Facility Agreement, in each case, during such Quarter or Financial Year, shall be not less than 1.5 (one point five); all, unless the Borrower or, pursuant to clause 10.5.1 of the Gazit Canada Facility Agreement, Gazit Canada shall, within 5 (five) Business Days of the last day of such Quarter or Financial Year, deposit, in clear funds, in the Borrower Account or the Gazit Canada Charged Account, as the case may be, which deposit is duly pledged and charged by way of first-ranking fixed pledge and charge in favour of the Lender (for the avoidance of doubt, such deposit to be in addition to any deposit for any other purpose, such as pursuant to clause 10.1.2 above) an amount equal to the aggregate interest payable by the Borrower and Gazit Canada in respect of the 2 (two) Quarters following such Quarter or Financial Year (such amount being calculated on the basis of the rate of interest applicable as at the commencement of such 2 (two) Quarters); and

10.5.2.	In the event the Borrower has notified the Lender that the aforegoing ratio will not be met for any Quarter or Financial Year, the Borrower or, pursuant to clause 10.5.2 of the Gazit Canada Facility Agreement, Gazit-Canada, shall within 5 (five) Business Days of such notification, make a deposit meeting all the conditions referred to in clause 10.5.1 above, for the 2 (two) Quarters following such notification.

For the avoidance of doubt, any deposit made by the Borrower pursuant to this clause 10.5 above shall not be capable of being released until the end of the first Quarter after such deposit in which the ratio referred to in clause 10.5 above shall be 1.5 (one point five) or more (for the avoidance of doubt, without taking into account such deposit).

10.6.	For any Quarter or Financial Year, the ratio of: (a) EBITDA for such Quarter or Financial Year; to (b) Finance Costs of FCR for such Quarter or Financial Year, in each case, as determined from the Quarterly or annual financial statements of FCR for such Quarter or Financial Year, shall be not less than 1.75 (one point seventy-five).

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

For the purposes of the aforegoing, “Finance Costs” shall mean interest expenses paid in respect of financial indebtedness to banks, financial institutions and debenture holders (other than payment of interest which is satisfied by issuance of FCR shares).

10.7.	For any Quarter, the ratio of: (a) the Weighted Net Financial Indebtedness of FCR; to (b) an amount which is the EBITDA for such Quarter multiplied by four(4), shall not exceed 13.5 (thirteen point five).

For the purposes of this clause 10.7 and clause 10.8 below, “Weighted Net Financial Indebtedness” shall mean the sum of: (a) FCR’s Financial Indebtedness as at the last day of such Quarter less deposits of cash, cash equivalents and short-term investments (that is, investments classified as short-term investments in accordance with the classifications under Applicable Accounting Principles), all as appearing in the relevant (consolidated) financial statements of FCR for such Quarter; and (b) the following amount: (i) the sum of the Total Outstandings and the Total Outstandings Gazit Canada, both as at the end of such Quarter; divided by (ii) the Borrower’s Share as at the end of such Quarter.

10.8.	For any Quarter or Financial Year, the ratio of: (a) the Weighted Net Financial Indebtedness of FCR as at the end of such Quarter or Financial Year; to (b) CAP, shall not exceed 80% (eighty percent).

For the purpose of this clause 10.8, “CAP” shall mean, for FCR, the sum of shareholders’ equity, deferred Taxes and Financial Indebtedness to banks, financial institutions and debenture holders (whether such debentures are “straight” or convertible), less cash on hand, all as appearing in the relevant financial statements of FCR.

For the purposes of this clause 10 above, all financial ratios of FCR which, in accordance with this clause 10 above, are based on the financial statements of FCR shall be derived from the reconciled balance sheet and/or profit and loss statement of FCR to be submitted in accordance with clause 16.1.5 below.

11.	LENDER’S RIGHTS

11.1.	Rights Granted to Lender

In the event that the Borrower shall not pay any sum due under the Finance Documents on due date or after a Default has occurred and is continuing, the Lender is hereby granted rights of possession, lien and set-off in all the sums, assets and rights (including Securities, coins, bank notes, commodity documents, insurance policies, notes, assignments of receivables, deposits, Collateral and the consideration therefor) which will be found at the Lender at any time to the Borrower’s credit or for the Borrower, including such that were delivered for collection, security, safekeeping or otherwise due to and against any sum which is due from the Borrower or may be due from the Borrower to the Lender under the Finance Documents. In such circumstances, the Lender shall be entitled to withhold the aforesaid assets until full payment of all Secured Obligations due and payable, or, in the circumstances in which the Lender is

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

entitled to realize any Collateral under the Security Documents, to sell the same and use the consideration therefor, in whole or in part, for payment of all Secured Obligations due and payable. In the event that any sums set-off in accordance with clause 11.2 below are deposited in foreign currency, the Borrower hereby authorises and instructs the Lender in advance to sell the credit balance in foreign currency according to the rate which the Lender will obtain therefor at such time, and to set-off the consideration for the sale against the sum of the Secured Obligations due and payable.

11.2.	Set-Off

After an Event of Default has occurred and is continuing, the Lender may (but shall not be obliged to) set-off against any obligation of the Borrower due and payable by it under the Finance Documents and those Gazit Canada Finance Documents to which it is party and not paid on the due date, any moneys, Securities, bank notes, bills, assets or other rights held by the Lender for the account of the Borrower at any office or branch of the Lender or of either of the Guarantors anywhere and in any currency, whether or not matured. Notwithstanding the aforegoing, the right of set-off shall apply immediately upon any distress, execution, attachment, sequestration, liquidation, receivership or moratorium being instituted against the Borrower, without regard to any cure period specified in any Finance Document. The Lender may: (i) break or alter the amounts of all or any deposits of the Borrower; or (ii) effect such currency exchanges as are appropriate to implement the set-off and any usual charges in relation to such currency exchanges shall be paid by the Borrower and the Lender shall not be liable to the Borrower for any penalties, losses or other damages resulting from any such breakage, alteration or currency exchange. The Lender shall give notice to the Borrower upon making any such set-off.

11.3.	Debit or Credit of Accounts

11.3.1.	The Lender shall be entitled (but not obliged): (a) to debit any of the Borrower’s accounts held at the Lender with any amount needed to pay any amount payable by the Borrower to the Lender under any Finance Document or any Gazit Canada Finance Document to which it is party and whether such amount is credited or overdrawn or will become overdrawn as a result of such debiting; provided that, if the state of any such account does not allow it to be debited by the Lender in order to effect payment of any amount payable by the Borrower as aforesaid, the Lender may refrain from so doing; and (b) to credit any amount received from the Borrower or for its account to such account of the Borrower as the Lender reasonably deems fit. Nothing herein contained shall derogate from clause 13.9 below.

11.3.2.	In the event the Lender shall have debited any such account as referred to in clause 11.3.1 above, the Lender may reverse any such debit and treat any amount the debit of which was reversed as an unpaid amount on account of any amount due and payable by the Borrower under the Finance Documents or any Gazit Canada Finance Document to which it is party.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

11.3.3.	The Lender shall maintain in accordance with its usual practice accounts evidencing the amounts from time to time lent by and owing to the Lender hereunder. In any legal action or Proceeding arising out of or in connection with the Finance Documents or any Gazit Canada Finance Document to which it is party, the entries made in the accounts maintained pursuant to this clause 11.3.3 shall, in the absence of manifest or proven error, be prima facie evidence of the existence and amounts of the specified obligations of the Borrower.

11.3.4.	The Borrower undertakes to notify the Lender in writing of any objection which the Borrower may have, if any, in connection with any transactions recorded in the Borrower Account and in connection with any notice which the Borrower receives from the Lender in connection with the Facilities pursuant to this Agreement, including the interest due to the Lender.

11.3.5.	All records received by the Lender’s facsimile machine/s and any reports or instructions signed by an authorised signatory in accordance with signatory rights submitted by the Borrower to the Lender shall serve as prima facie evidence as to all of the contents thereof and, without derogating from the generality of the aforegoing, as proof that the Borrower indeed approached the Lender as noted in the records and in the contents of such approach.

11.3.6.	The Lender shall be exempt from any liability for any damage, loss or expense whatsoever which may be incurred by the Borrower, directly or indirectly, as a result of any act of the Lender pursuant to the Borrower’s approach via facsimile and, particularly, and without derogating from the generality of the aforegoing, in the event that it becomes clear that such approach was delivered to the Lender or performed in the Borrower’s name by anyone unauthorised to do so, all, save in the case of gross negligence by the Lender. The Lender shall further be exempt from any liability for any damage, loss or expense of any kind which may be incurred by the Borrower, directly or indirectly, as a result of an impediment of any kind (not dependent on the Lender) to performance of the Borrower’s instructions, save in the case of gross negligence of the Lender.

11.3.7.	The Borrower’s authorised signatories (those listed in the Borrower’s minutes which are furnished to the Lender in connection with this matter) are authorised to issue instructions via facsimile and/or in writing and/or in any other manner as shall be agreed between the Borrower and the Lender pursuant to the terms of this Agreement.

12.	SUBSTITUTE INTEREST RATES

If and whenever, at any time prior to the commencement, or as applicable, during the Term, of any Foreign Currency Revolving Credit Facility or of any Interest Period of any Loan, by reason of changes affecting the market for the relevant foreign currency of such Foreign Currency Revolving Credit Facility or Loan, the Lender shall have determined that, due to circumstances beyond the Lender’s control, adequate means do not exist for ascertaining LIBOR during such Term or Interest Period, as applicable, the Lender shall forthwith give notice (“a Determination Notice”) of such

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

event to the Borrower (a Determination Notice to contain particulars of the relevant circumstances giving rise to its issue) and, notwithstanding the provisions of clause 6 above, the Lender shall offer the Borrower an alternative basis (“the Substitute Basis”) for the determination of the relevant interest rate for such Term or Interest Period, as applicable, the Substitute Basis to be binding upon the Borrower and to take effect in accordance with its terms from the commencement, or, as applicable, for the remainder, of the relevant Term or Interest Period, as applicable.

13.	COMMISSIONS, EXPENSES AND FEES

13.1.	Commissions, Expenses and Fees Payable to the Lender

The Borrower shall pay to the Lender the commissions, expenses and fees set out below in accordance with this clause 13 below. Nothing in this clause 13 shall be construed as derogating from the obligations of the Borrower to pay the Lender other commissions, fees and reasonable expenses usually payable in connection with regular, day-to-day banking transactions performed in connection with the Facilities and which are not specifically provided for herein, in accordance with the Lender’s tariffs for its customers generally, as published at its branches. The Lender shall provide to the Borrower a list of such commissions, fees and expenses, as payable by the Borrower from time to time.

13.2.	Commitment Fee

The Borrower shall pay to the Lender a Commitment Fee at the rate of [***]% ([***] percent) per annum in respect of the Available Commitment under the Facilities from time to time, with effect from the date of signature of this Agreement. The Commitment Fee shall be paid at the end of each Quarter in arrears. The Commitment Fee for each Quarter will be calculated by the Lender, which will determine once every week the Available Commitment and will calculate at the end of each Quarter the average Available Commitment, based on such weekly determinations as aforesaid. The Commitment Fee will be payable on such average Available Commitment for such Quarter (pro rata for part of a Quarter). For the purposes of this clause 13.2 only, “Available Commitment” means, at any time, the Maximum Facilities less the principal outstanding under the Facilities as at such time. For the avoidance of doubt, in the event that Financial Close does not occur, then the Commitment Fee shall be payable only in respect of the period from the date of signature of this Agreement until the date of termination of this Agreement.

13.3.	Signing Fee

The Borrower shall pay to the Lender a signing fee in the amount of CAD [***] ([***] Canadian Dollars), such fee to be paid on signature of this Agreement.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

13.4.	Upfront Fee

13.4.1.	The Borrower shall pay to the Lender on Financial Close an upfront fee in the amount of [***]% ([***] percent) of the Maximum Facilities.

13.4.2.	If the Borrower determines that it does not wish to continue any Foreign Currency Revolving Credit or Loan (or Loans) under a Substitute Basis (as defined in clause 12 above) or to continue any Foreign Currency Revolving Credit Facility or Loan to which the provisions of clauses 6.2.3 or 6.3.5 above are applicable and has notified the Lender to such effect within 20 (twenty) days of receipt of the Lender’s notice specifying such Substitute Basis or demanding payment in accordance with clauses 6.2.3 or 6.3.5 above, then, upon the Borrower cancelling the Facilities in whole or in part and repaying all amounts of the Total Outstandings in respect of such part of the Facilities cancelled as aforesaid, no breakage costs or prepayment commissions will be payable by the Borrower in respect of such repayment.

13.4.3.	In the event that the Facilities shall be cancelled in whole or in part due to Israeli Banking Regulatory Limitations in accordance with clause 3.2.1.3 above or due to the circumstances set out in clause 13.4.2 above, then the Lender shall refund to the Borrower an amount equal to such upfront fee multiplied by the percentage of the Facilities cancelled and further multiplied by the proportion which the period remaining until the Final Maturity Date constitutes of the period from Financial Close until the Final Maturity Date.

13.5.	Fees Non-Refundable

Subject only to clause 13.4.2 above and clause 14 below, any fees paid in accordance with this clause 13 shall be non-refundable.

13.6.	Legal and Other Costs

The Borrower shall pay to the Lender on demand:

13.6.1.	all out-of-pocket expenses (including travelling expenses) of the Lender as well as all fees and other out-of-pocket expenses of the Lender’s legal advisers, incurred in connection with:

13.6.1.1.	the preparation, review, negotiation, execution, delivery and completion of this Agreement and the other Finance Documents (collectively, “the Documentation”), all subject to such limits on legal fees and expenses as have been agreed between the Borrower and the Lender in writing; and

13.6.1.2.	the administration of, and, if and to the extent requested by the Borrower or any other Obligor, any amendments or supplements to, the Documentation or any waiver or consent requested thereunder (the Lender being under no obligation to agree to any such amendment, supplement, waiver or consent), provided that the

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

amount with respect to the administration only of the Documentation shall not be more than US $[***] ([***] United States Dollars) per year.

Without limiting the generality of the aforegoing, the Borrower shall bear all reasonable fees and expenses as referred to above in connection with: (a) the exception referred to in clause 1.1.89 above; (b) any approval requested pursuant to clause 17.9.1 below; (c) the transfer of Securities between Guarantors pursuant to clause 9.7.2 above; (d) the review of the terms and conditions of debt Securities in order for such debt Securities to be excluded from Financial Indebtedness as referred to in clause 1.1.32 above; and (e) the examination of any shareholders’ agreement with Alony Hetz and the pledging of the rights thereunder as referred to in clause 1.1.13(vi) above; and

13.6.2.	in the case of any Default, all out-of-pocket costs and expenses (including travelling expenses) of the Lender, as well as any fees and other out-of-pocket expenses of the Lender’s legal and other professional advisers or consultants incurred in contemplation of, or in connection with, the enforcement of, or preservation of any rights under, any of the Documentation, or otherwise in respect of the moneys owing under the Finance Documents, including in investigating any such Default or Event of Default and in any collection proceedings.

13.7.	Registration or Other Like Duties or Taxes

The Borrower shall pay all documentary, registration or other like duties or Taxes (including any such duties or Taxes payable by the Lender) imposed on or in connection with, the Documentation (as defined in clause 13.6.1.1 above).

13.8.	Currency for Payment

All sums payable by the Borrower under this clause 13 shall be payable in the currency in which such sums were incurred by the Lender.

13.9.	General

The Lender shall be entitled to debit any of the Borrower’s accounts, inter alia, as provided in clause 11.3.1 above, with all the commissions, expenses and fees specified in this Agreement or determined pursuant thereto, immediately upon such commissions, expenses or fees becoming due and payable, after giving the Borrower 1 (one) Business Day’s notice in advance (in the case of all commissions, fees and expenses, save pursuant to clause 13.1 above, where no such advance notice is required).

For the avoidance of doubt, all such commissions, expenses and fees, together with interest thereon, shall form part of the Secured Obligations.

13.10.	Fee for Registration of a Transaction in the Borrower Account

Upon the registration of a transaction in the Borrower Account in connection with the Facilities (including payment thereof), but not in connection with interest, the Lender shall be entitled to debit the Borrower Account with a fee in

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

respect of any such transaction, to the extent such fee is payable by the Lender’s customers generally. The Borrower Account shall be debited with such fee at the beginning of each calendar month, for the previous month. The sum of such fee shall be determined from time to time in accordance with the Lender’s tariff list. The sum of such fee may be modified from time to time and the Lender shall publish an announcement with respect thereto in 2 (two) daily newspapers and display same on a notice board at the Lender’s branches. In the case of any increase in the listed fee, notification thereof by the Lender as aforesaid shall be given at least 2 (two) weeks prior to the date of the modification and, in the case of a reduction in the listed fee, no later than 3 (three) Business Days after such modification.

13.11.	Breakage Cost

Notwithstanding anything to the contrary in the Finance Documents, the Borrower shall not be liable for any cost, fee, expense or other payment in connection with the prepayment of any credit hereunder, except that in the event that the Lender shall receive or recover all or part of any Loan otherwise than on the last day of the Term of such Loan, then the Borrower shall pay to the Lender an amount equal to the differences in finance costs which arise as a result of such receipt or recovery, being the amount equal to [***]:

13.11.1.	[***]

13.11.2.	[***];

provided that, the Borrower shall not be required to make any such payment with regard to amounts so received or recovered on an Interest Payment Date for such Loan, if either: (a) such amount is payment on account of a Loan the Term of which does not exceed 12 (twelve) months and the principal amount of the Loan is less than US $100,000,000 (one hundred million United States Dollars) (or the equivalent thereof in the currency of the Loan); or (b) in the event that such amount prepaid on such Interest Payment Date is less than US $50,000,000 (fifty million United States Dollars (or the equivalent thereof in the currency of the Loan).

14.	ILLEGALITY

If any change in, or the introduction of, any law, or any change in the interpretation, administration or application of any law by a final decision of any competent court or other Governmental Body, or compliance by the Lender with any such change or introduction of laws or any change in the interpretation, administration or application of laws by reason of the interpretation, administration or application adopted or declared by any Governmental Body in respect of any law (including, the implementation in any jurisdiction of the proposals made by the Basle Committee on Bank Regulations and Supervisory Practices for the International Convergence of Capital Measurements and Capital Standards) shall make it unlawful or a breach of laws, for the Lender to make available, fund or maintain the Facilities or any part thereof under this Agreement, or to give effect to its obligations and exercise its rights as contemplated by this Agreement, the Lender may, by notice to the Borrower, declare that to the extent necessary to avoid any such illegality or breach of laws as aforesaid, the Lender’s obligations to the Borrower under the Finance Documents

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

shall be terminated forthwith or, if later, on the latest date until which the obligations may remain in effect without causing it to be in breach of laws as aforesaid, whereupon the Borrower and the Lender shall negotiate bona fide the amendments required in order to refrain from violating the relevant law; provided that, in the event that such negotiations are, for any reason, unsuccessful prior to the date immediately prior to the illegality or breach of laws as aforesaid, taking effect, the Borrower shall on such date prepay to the Lender the Total Outstandings, including all interest as well as all other charges accrued thereon to the date of the prepayment and all other amounts payable by the Borrower to the Lender under the Finance Documents and the Facilities shall be cancelled. For the avoidance of doubt, no breakage costs or prepayment commissions will be payable by the Borrower in connection with any payment made on any such circumstances as aforesaid. In the event of prepayment and cancellation of the Facilities as aforesaid, the Lender shall repay to the Borrower that proportion of the upfront fee referred to in clause 13.4 above received by the Lender equal to the proportion which the remaining period from the date of such prepayment until the Final Maturity Date comprises of the period from Financial Close until the Final Maturity Date.

Notwithstanding the aforegoing, in the event that the Borrower is able to take steps (not affecting or derogating from the provisions of the Finance Documents) so as to avoid such illegality or breach of laws as aforesaid prior to the date immediately prior to the illegality or breach of laws as aforesaid taking effect, then, without derogating from the rights of the Lender under the Finance Documents, the Lender shall cooperate with the Borrower to allow such arrangement, all provided that nothing in this sentence shall obligate any of the parties hereto to waive or amend any of its rights under the Finance Documents (or, for the avoidance of doubt, under any other agreement to which the Lender is a party).

15.	REPRESENTATIONS AND WARRANTIES

15.1.	General

The Borrower hereby makes the representations and warranties set out in this clause 15 to the Lender. The Borrower acknowledges that the Lender has entered into this Agreement in full reliance on the representations and warranties set out in this clause 15 below.

15.2.	Status
15.2.1.	(a)	The Borrower is a company limited by shares, duly incorporated and validly existing under the laws of the State of Israel and has the power to own its property and assets and to carry on its business as it is now being and as is currently proposed to be conducted. As of the date of signature of this Agreement and as of Financial Close, no event has occurred with respect to the Borrower which would constitute an Event of Default under clause 17.8 below.

	(b)	Each of the Guarantors is a company limited by shares, or a limited liability corporation, as applicable, duly formed and validly existing under the laws of the province of Ontario, Canada and has the power to own its property and assets and to carry on its business as it is now being and as is currently proposed to be conducted. As of the

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

date of signature of this Agreement and as of Financial Close, no event has occurred with respect to any of the other Obligors which would constitute an Event of Default under clause 17.8 below.
15.2.2.	The Borrower has delivered to the Lender copies of the Borrower’s Organisational Documents and the Organisational Documents of each of the Guarantors and FCR, as currently in effect.

15.3.	Legal Validity

15.3.1.	Each Obligor has the absolute and unrestricted right, power, authority and capacity to execute and deliver those Finance Documents (including this Agreement and the Security Documents) to which it is a party and to perform its obligations under such Finance Documents. All Consents and other actions required or desirable: (a) to enable each Obligor to enter into, exercise its rights and comply with its obligations under those Finance Documents to which it is a party; (b) to grant the Encumbrances in favour of the Lender as contemplated under the Security Documents; and (c) to make the Finance Documents admissible as evidence in the State of Israel and in other applicable jurisdictions (including the jurisdiction of incorporation of any Obligor), have been obtained or effected on or before Financial Close and are in full force and effect (except that a translation into English, certified by a translator, of a Finance Document, which is in any other language, will be required in order for such document to be admissible as evidence in Canada).

15.3.2.	Each Finance Document (including this Agreement and the Security Documents), has been duly authorised, executed and delivered and constitute a legal, valid, binding and enforceable obligation of each Obligor party thereto, except where such enforceability is limited by: (a) applicable bankruptcy, insolvency, reorganisation, moratorium or other laws of general application relating to the enforcement of creditors’ rights generally, or (b) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. Without limiting the generality of the aforegoing in this clause 15.3.2 above, each Security Document to which any Obligor is a party shall, by not later than Financial Close (or, in the case of any supplements to a Security Document or Security Documents to be entered into after Financial Close, on execution of such supplement or Security Document), validly and effectively create (subject to registration with the Registrar of Pledges and the Register of Companies and under the PPSA, in respect of the Gazit Canada Ontario Pledge, the Borrower’s Ontario Pledge and the Gazit 2003 Ontario Pledge), the Encumbrances which that Security Document purports to create and each supplement to any Security Document or Security Documents to be entered into after Financial Close shall, on execution thereof (subject to registration as aforesaid), validly and effectively create the Encumbrances over the subject-matter thereof which the Security Document so supplemented or so executed after Financial Close purports to create. Each of the Encumbrances created or evidenced by each Security Document due to be created on or before Financial Close, shall, by not later than Financial Close (or, in the case of any supplements to a Security Document or Security Documents to be entered into after

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Financial Close, on execution of such supplement or Security Document), constitute a legal, valid, binding and enforceable security interest ranking first and prior to any other Encumbrance or obligation (save, with respect to the Gazit Canada Ontario Pledge and the Gazit 2003 Ontario Pledge, for the Permitted Liens (as such term is respectively defined in the Gazit Canada Ontario Pledge and the Gazit 2003 Ontario Pledge)), except where such enforceability is limited by: (i) applicable mandatory bankruptcy, insolvency, reorganisation, moratorium or other mandatory laws of general application relating to the enforcement of creditors’ rights generally; or (ii) mandatory laws relating to the availability of specific performance, injunctive relief, or other equitable remedies. Without derogating from the aforegoing, all Consents and other actions that are necessary in order to establish, protect and perfect the Encumbrances purported to be created or evidenced under the Security Documents over the assets and rights which are expressed to be subject to such Encumbrances under the Security Documents shall have been duly received or taken prior to Financial Close (or, in the case of any supplements to a Security Document or Security Documents to be entered into after Financial Close, on execution of such supplement or Security Document), or, with respect to filings with the Israeli Registrar of Companies or the Israeli Registrar of Pledges, promptly thereafter and no later than as required by law. All Taxes, fees and other charges relating to such filings, recordings and other actions shall have been paid in full on or prior to Financial Close (or, in the case of any supplements to a Security Document or Security Documents to be entered into after Financial Close, prior to the execution of such supplement or Security Document), or promptly thereafter.

15.4.	Non-Conflict

15.4.1.	The entry into and performance by each Obligor party thereto of, and the transactions contemplated by, the Finance Documents and the creation of the Encumbrances created or to be created pursuant to the Security Documents or the realisation of any Collateral under any Security Document or the application by the Lender or any other person of any proceeds of any such realisation, do not or will not:

15.4.1.1.	contravene, conflict with, or result in a violation of: (a) any provision of the Organisational Documents of any Obligor; or (b) any resolution adopted by the respective boards of directors or the shareholders of any Obligor;

15.4.1.2.	contravene, conflict with, result in a violation of, or give any Governmental Body or other person the right to challenge or exercise any remedy or obtain any relief under, any law or Orders to which any of the Obligors or, to the Borrower’s Knowledge, FCR or any of the assets owned or used by any of the Obligors or, to the Borrower’s Knowledge, FCR may be subject (without derogating, with respect to realisation as aforesaid only, from the requirements set out in clause 15.4.2 below);

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15.4.1.3.	contravene, conflict with, result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorisation that is held by any of the Obligors, or, to the Borrower’s Knowledge, by FCR;

15.4.1.4.	contravene any law applicable to it;

15.4.1.5.	result in any person being relieved of any obligation to any of the Obligors (whether under Contract or otherwise) or result in any right or benefit (whether under any Contract or otherwise) enjoyed by any of the Obligors being terminated or cancelled, or result in the exercise of any right in respect of any of the Obligors being terminated or cancelled;

15.4.1.6.	subject (with respect to realisation as aforesaid only), to clause 15.4.2 below, contravene, conflict with, or result in a violation or breach of any provision of, or give any person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Contract or instrument to which any of the Obligors is a party (save that realisation of Collateral created pursuant to the Finance Documents may give a person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any Contract or instrument to which any of the Obligors is a party); or

15.4.1.7.	result in the imposition or creation of any Encumbrance (other than an Encumbrance in favour of the Lender under the Security Documents) upon or with respect to any of the assets or other personal property owned by the Borrower or the other Obligors, including the Pledged FCR Shares or any other shares or Securities pledged under any Security Document or with respect to the shares of the Borrower.

15.4.2.	Without limiting the generality of the aforegoing in clause 15.4.1 above, there is no restriction or prohibition, contractual, legal or otherwise, on the creation of the Encumbrances to be created pursuant to the Security Documents or on the realisation, of any Collateral under any such Security Document or on the application by the Lender or any other person of any proceeds of any such realisation or sale (for the avoidance of doubt, without derogating from mandatory statutory preferences on liquidation), save for the following restrictions which, notwithstanding anything to the contrary stated in this clause 15.4 or elsewhere in the Finance Documents, may be applicable to the realisation, sale or assignment of certain of the Pledged FCR Shares:

15.4.2.1.	those restrictions under any applicable Securities Laws and rules and regulations promulgated under the applicable stock exchange and restrictive trade and/or anti-trust laws; and

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15.4.2.2.	the tag-along rights of Alony-Hetz under clause 2.1 of the shareholders’ agreement relating to FCR dated as of October 5, 2000, as amended, a copy of which shareholders’ agreement is attached as Schedule 15.4 hereto, provided however, that, as of October 5, 2010 such tag-along rights shall not apply to any sale of shares constituting part of the Pledged FCR Shares upon realization by the Lender of such shares.

15.4.3.	Without limiting the generality of the aforegoing in this clause 15.4 above, FCR does not have in effect any Transfer Restriction Mechanism.

15.5.	No Default

No Default has occurred and is continuing which has not been waived.

15.6.	Consents

No notice to, filing with, Governmental Authorisations, permits, licences or other Consents from, any person or Governmental Body are, or will be required, to be made or obtained in connection with the execution, delivery, validity and enforceability of any of the Finance Documents or the consummation or performance of any of the transactions contemplated hereby, including for the creation or perfection of any Encumbrance purported to be created under any Security Document (save for registrations with the Registrar of Pledges, the Registrar of Companies, and under the PPSA).

15.7.	The Pledged Shares
15.7.1.	(a)	The Pledged FCR Shares shall, on Financial Close and thereafter, be held in a securities deposit in the Gazit Canada Charged Account and the Gazit 2003 Charged Account and shall be beneficially owned by Gazit Canada, Gazit 2003 or any other Guarantor, as applicable, and be free and clear of all Encumbrances, options or other rights of third parties of whatsoever nature, save for: (i) Encumbrances in favour of the Lender pursuant to the Security Documents; (ii) Permitted Liens (as such term is respectively defined in the Gazit Canada Israeli Pledge and the Gazit Canada Ontario Pledge and in the Gazit 2003 Israeli Pledge and the Gazit 2003 Ontario Pledge); and (iii) the tag-along rights of Alony-Hetz under clause 2.01 of the shareholders’ agreement relating to FCR dated as of October 5, 2000, provided however, that, as of October 5, 2010 such tag-along rights shall not apply to any sale of shares constituting part of the Pledged FCR Shares upon realization by the Lender of such shares.

	(b)	As of the date of signature of this Agreement, FCR’s dividend policy is as described in FCR’s annual information form dated March 19, 2010.

	(c)	The shares of Gazit Canada owned from time to time by the Borrower and all shareholders’ loans made from time to time to Gazit Canada by the Borrower and the shares of Gazit 2003 or any other Guarantor owned from time to time by the Borrower and all

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shareholders’ loans made from time to time to Gazit 2003 or any other Guarantor by the Borrower shall, on Financial Close and thereafter, be free and clear of all Encumbrances, options or other rights of third parties of whatsoever nature, save for Encumbrances in respect of the Pledged Preferred Shares.
15.7.2.	(i)	On Financial Close and thereafter, all rights of Gazit Canada with respect to the Pledged FCR Shares and all Related Rights thereto shall be legally, validly and effectively charged in favour of the Lender under the Gazit Canada Israeli Pledge and the Gazit Canada Ontario Pledge.

	(ii)	On Financial Close and thereafter, all rights of Gazit 2003 with respect to the Pledged FCR Shares and all Related Rights thereto shall be legally, validly and effectively charged in favour of the Lender under the Gazit 2003 Israeli Pledge and the Gazit 2003 Ontario Pledge. The aforegoing shall apply also to any additional Guarantor (other than Gazit Canada) from the time of becoming a Guarantor.

	(iii)	On Financial Close and thereafter, all rights of the Borrower with respect to the Pledged Preferred Shares shall be legally, validly and effectively charged in favour of the Lender under the Borrower’s Ontario Pledge. There is no restriction under law or under contract on the payment by Gazit Canada or Gazit 2003 of any amounts (whether principal, interest, dividends or otherwise) to the Borrower in respect of such preferred shares, save that such payment will be prohibited under applicable statute or regulation, if: (a) Gazit Canada or Gazit 2003, as the case may be, is, or after such payment would be, unable to pay its liabilities as they become due, or (b) the realizable value of the assets of Gazit Canada or Gazit 2003, as the case may be, would thereby be less than the aggregate of: (1) its liabilities; and (2) its stated capital of all classes. The aggregate balance owing to the Borrower in respect of such pledged preferred shares shall at all times exceed the Total Outstandings.
15.8.	Share Capital
15.8.1.	(a)	As of the date of signature of this Agreement and as of Financial Close, the authorised share capital of Gazit Canada consists of an unlimited number of common shares and an unlimited number of preferred shares of which, 384,700,000 (three hundred and eighty-four million seven hundred thousand) preferred shares and 1,000 (one thousand) common shares are issued and outstanding. All of the outstanding shares of Gazit Canada have been duly authorised, validly issued and are fully paid-up.

	(b)	The entire issued share capital of Gazit Canada is, and all means of control in Gazit Canada are, held by the Borrower and by the Borrower’s wholly-owned subsidiary, Hollywood Properties Ltd. (or any other wholly-owned Subsidiary of the Borrower).

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(c)	There are no Securities convertible or exchangeable into shares or Securities of Gazit Canada, nor Contracts, arrangements or assignments relating to the issuance, sale, transfer or Encumbrance, of any shares or Securities convertible or exchangeable into shares or Securities of Gazit Canada, other than Securities held by the Borrower or any wholly-owned subsidiary of the Borrower.
15.8.2.	(a)	As of the date of signature of this Agreement and as of Financial Close, the authorised share capital of Gazit 2003 consists of an unlimited number of preferred shares and an unlimited number of common shares of which, 120,000,000 (one hundred and twenty million) preferred shares and 100 (one hundred) common shares are issued and outstanding. All of the outstanding shares of Gazit 2003 have been duly authorised, validly issued and are fully paid-up.

	(b)	As of the date of signature of this Agreement and as of Financial Close, the entire issued share capital of Gazit 2003 is, and all means of control in Gazit 2003 are, held by the Borrower.

	(c)	As of the date of signature of this Agreement and as of Financial Close, there are no Securities convertible or exchangeable into shares or Securities of Gazit 2003, nor Contracts, arrangements or assignments relating to the issuance, sale, transfer or Encumbrance, of any shares or Securities convertible or exchangeable into shares or Securities of Gazit 2003, other than Securities held by the Borrower.
15.8.3.	To the Borrower’s Knowledge, as of the date of signature of this Agreement, the authorised share capital of FCR consists of an unlimited number of common shares of which 159,916,212 (one hundred and fifty-nine million nine hundred and sixteen thousand two hundred and twelve) common shares are issued and outstanding as fully paid-up shares. The Pledged FCR Shares as of the date of signature of this Agreement constitute at least 37% (thirty seven percent) of the total issued and outstanding share capital of FCR.

15.8.4.	All shares of FCR grant the holders thereof equal rights.

15.9.	Contracts; No Defaults; Articles of Association

15.9.1.	Each of the Finance Documents are (or will on Financial Close be), or with respect to Finance Documents to be entered into in accordance with the provisions of this Agreement or the other Finance Documents after Financial Close, will, upon the date of execution thereof, be) in full force and effect in all respects and are legal, valid, binding and enforceable in accordance with their respective terms, except where such enforceability is limited by: (a) applicable bankruptcy, insolvency, reorganisation, moratorium, or other laws of general application relating to the enforcement of creditors’ rights generally, or (b) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

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15.9.2.	As of the date of signature of this Agreement, the articles of amalgamation of FCR are in the form of Schedule 15.9 hereto.

15.10.	No Immunity

No Obligor is entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other Proceeding in any jurisdiction in connection with any of the Finance Documents to which it is a party.

15.11.	No Other Representations or Warranties

Except for the representations and warranties contained in this clause 15 and any representations and warranties made in any other Finance Documents, neither the Borrower nor any other person on behalf of the Borrower makes any express or implied representation or warranty with respect to the Borrower, any Obligor, FCR or any of their respective Subsidiaries or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to the Lender of any documentation, forecasts, projections or other information with respect to any one or more of the aforegoing.

15.12.	Repetition

Except where any representation expressly stated to be made as of a certain date (such as the date of signature of this Agreement or Financial Close), the representations and warranties set out in this clause 15 shall survive the execution of this Agreement and will be deemed to be repeated on Financial Close and (except for clauses 15.5 and 15.9.2 above), on each Drawdown Date pursuant to clause 5 above. In addition, the first sentence of clauses 15.2.1(a) and 15.2.1(b) and clauses 15.4, 15.6, 15.7.1(a), 15.7.1(c), 15.7.2(ii), 15.7.2(iii), 15.8.1(c), 15.8.2, 15.9.1 and 15.10 above will be deemed to be repeated also on each Drawdown Date (as such term for this purpose is defined under the Gazit Canada Facility Agreement), as if, in respect of such clauses, all references therein to Finance Documents shall be deemed to be references to the Gazit Canada Finance Documents, all references therein to Security Documents shall be deemed to be references to the Gazit Canada Security Documents and all references therein to Obligors shall be deemed to include references to Obligors as such term is defined in the Gazit Canada Facility Agreement.

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16.	UNDERTAKINGS

The Borrower hereby undertakes to the Lender that from the date of this Agreement, and (without derogating from the final paragraph of this clause 16) for so long as any sum remains payable or outstanding under any Finance Document (other than the Standard Forms) or the Lender shall be under any obligation under this Agreement to provide any On-Call Advances, Loans or Foreign Currency Revolving Credit Facilities to the Borrower:

16.1.	Financial Statements

16.1.1.	The Borrower shall furnish or procure that there shall be furnished to the Lender:

16.1.1.1.	in the event that the Borrower is required to prepare periodic balance sheets and financial statements in accordance with applicable law, such reports as required under law;

16.1.1.2.	within 5 (five) Business Days of publication of the financial statements of the Borrower for each Financial Year: (a) the audited consolidated financial statements of the Borrower for that Financial Year; (b) the audited consolidated financial statements of FCR for that Financial Year; and (c) the audited financial statements of each of Gazit Canada, Gazit 2003 and any other Guarantor for that Financial Year;

16.1.1.3.	within 10 (ten) Business Days of publication of the financial statements of the Borrower for each Quarter (such publication to be in any event, not later than the date when the Borrower is required under law (including applicable stock exchange rules or regulations) to submit its Quarterly financial statements): (a) the unaudited reviewed and consolidated financial statements of the Borrower for such Quarter; (b) the unaudited consolidated financial statements of FCR for such Quarter; and (c) the unaudited, reviewed financial statements of each of Gazit Canada, Gazit 2003 and any other Guarantor for such Quarter;

16.1.1.4.	together with the financial statements to be delivered in accordance with clauses 16.1.1.2 and 16.1.1.3 above, the Non-Consolidated Expanded Financial Statements of the Borrower for the Quarter or, as applicable, the Financial Year, to which such financial statements referred to in clause 16.1.1.2 or 16.1.13 above, as applicable, relate; and

16.1.1.5.	at the same time as each of the financial statements are delivered pursuant to clauses 16.1.1.1, 16.1.1.2, 16.1.1.3 and 16.1.1.4 above: (a) a reconciliation to IFRS of the balance sheet and profit and loss statement of FCR included in such financial statements, which reconciliation is certified by a Responsible Officer (provided that no such reconciliation shall be required for any financial statements of FCR in the event the Applicable Accounting Principles adopted for such financial statements is IFRS (with no deviation therefrom)); (b) a

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certificate in the form of Schedule 16.1 hereto, signed by a Responsible Officer setting out a detailed computation, as at the date of such financial statements, of each of the financial ratios set out in clause 10 above and of the percentage that the Pledged FCR Shares, as well as any FCR shares to which the FCR Eligible Debentures (as defined in clause 9.10 above) may be convertible to and pledged under the Security Documents, shall, at the date of such certificate, represent of the means of control of FCR on a fully-diluted basis (that is, assuming that all Securities of FCR, including all convertible debentures, have been exercised, converted or exchanged into FCR Shares at such time); and (c) if applicable, a certificate and a copy of the relevant press release, all as referred to in clause 1.1.32 above.

In the event any debt Securities are not taken into account in the computation of the Financial Indebtedness of FCR for any period pursuant to clause 1.1.32 above and, notwithstanding any certificate provided by a Responsible Officer pursuant to clause 1.1.32 in connection therewith (“the Original Certificate”), for any reason: (i) FCR did not have the sole discretion and have the unconditionally right (save for conditions which have been fulfilled) to convert any part of such debt Securities (or pay interest thereon) into FCR Shares during the period such Original Certificate relates; (ii) any payment (whether on account, or in respect of, principal, interest, redemption or purchase (other than a Permitted Purchase, as defined in clause 1.1.32 above)) in respect of such debt Securities was made, during the period such Original Certificate relates, otherwise than by the issue of FCR Shares; and/or (iii) any default (howsoever described) or breach had occurred under the terms of any such debt Securities during the period such Original Certificate relates and such default or breach has become (whether before of after the date of such Original Certificate) an event of default (howsoever described), the Borrower shall immediately notify the Lender of such event and deliver to the Lender a revised certificate amending the Original Certificate, re-computing the financial ratios set forth in clauses 10.7 and 10.8 above for the period that had been covered by the Original Certificate on the basis that amount of such debt Securities forms part of the Financial Indebtedness for such period. For the avoidance of doubt, in the event, as a result of any such re-computation, any of such ratios exceed the ratios as set forth in clause 17.5.2.2 or 17.5.2.3, then such event, subject to the last paragraph of clause 17.5, shall constitute an Event of Default.

For the avoidance of doubt, all financial statements for any Quarter referred to in this clause 16.1.1 above shall relate both to such Quarter and to the period from the commencement of the Financial Year in which such Quarter falls until the end of such Quarter, save that in the case of Gazit Canada and Gazit 2003, such Quarterly financial statements shall relate only to the period from the commencement of the Financial Year in which such Quarter falls until the end of such Quarter.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

16.1.2.	The Borrower and Gazit Canada shall at all times each have duly appointed Auditors.

16.1.3.	At the Lender’s request from time to time, within a reasonable time after such request, the Borrower shall make available to representatives of the Lender during the Lender’s customary banking hours, all balance sheets, financial statements, books of account, cards, computer records, tapes, reports, books, records and other customary documentation and other information relating to the financial and/or operational and/or business situation of the Borrower, the disclosure of such information to the Lender to be subject to the secrecy requirements imposed on the Lender by law.

16.1.4.	The Borrower shall procure that each set of financial statements of the Borrower, FCR and the Guarantors to be delivered pursuant to this clause 16.1 shall be prepared using Applicable Accounting Principles and shall: (a) be prepared in accordance with and shall comply with applicable law; and (b) fairly represent the financial condition of each of the Borrower, FCR and the Guarantors as of the dates and for the periods stated therein.
16.1.5.	(a)	The Borrower undertakes that it shall immediately notify the Lender if, in relation to any financial statements of the Borrower or FCR to be delivered pursuant to this clause 16.1 above, there has, since the date of this Agreement, been any change to the Applicable Accounting Principles (irrespective of whether any such change has general application to other companies) or if the Borrower or FCR, as applicable, has adopted or introduced any change in its Applicable Accounting Principles (irrespective of whether any such change has general application to other companies), any such change to the Applicable Accounting Principles hereinafter “the New Accounting Treatment”. Notwithstanding the aforegoing, new Accounting Treatment shall not include the adoption of IFRS.

	(b)	In the event of any New Accounting Treatment and the Lender, in its reasonable discretion, determines that such New Accounting Treatment caused and/or may cause any change to any of the Borrower’s financial statements (including any Non-Consolidated Expanded Financial Statements of the Borrower) and/or FCR’s financial statements, the Lender and the Borrower shall negotiate in good faith any amendments to the financial ratios provisions contained in clause 10 above, required—if at all—in order to revise the relevant financial ratios contained therein, to take into account such New Accounting Treatment with the intention of adjusting such financial ratios to preserve the original intended commercial and economic effect which such financial ratios were intended to achieve. In case no agreement is reached between the Lender and the Borrower with respect to such revisions in the financial ratios within 30 (thirty) days of the commencement of such negotiations, the Lender shall be entitled (without derogating from any other rights it may have under this Agreement) to notify the Borrower of any such revisions to clause 10 above (including any changes to the definitions of any defined terms used therein) required by the Lender, in order to revise the relevant financial ratios contained therein, to take into

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account such New Accounting Treatment with the intention of revising such financial ratios, to, what the Lender believes was, the original intended commercial and economic effect which such financial ratios were intended to achieve. Any such revisions shall be binding on the Borrower from the end of the Quarter following the Quarter in which such notice is given by the Lender to the Borrower. Notwithstanding the above, in any such event, the Borrower shall be entitled to provide the Lender with financial statements prepared in accordance with the Applicable Accounting Principles (for the avoidance of doubt, audited or, in the case of Quarterly financial statements, reviewed, by the relevant company’s auditors), as were in effect prior to the introduction of, and without applying, the New Accounting Treatment, and in such a case the provisions of clause 10 shall remain unaltered and the Lender shall not be entitled to revise any such provisions.
16.2.	Financial and Other Information

The Borrower shall furnish to the Lender:

16.2.1.	details of any litigation, arbitration or other Proceedings that make illegal or may otherwise impair the transactions under any Finance Document, or that materially affect Gazit Canada, Gazit 2003 or any other Guarantor, as soon as the Borrower becomes aware that same have been instituted or Threatened;

16.2.2.	without derogating from clause 17.13 below or any other provisions of any Finance Document relating to any such change, promptly, details (as published by FCR) of the acquisition by any person or by persons acting in concert, of 10% (ten percent) or more of the share capital of the Borrower or of FCR;

16.2.3.	within 7 (seven) days from the end of each Quarter, confirmation by a Responsible Officer of the aggregate redemption amount of the preferred shares issued by each of Gazit Canada and Gazit 2003 (and any other Guarantor, if applicable) to the Borrower which are pledged under the Borrower’s Ontario Pledge as at the end of such Quarter; and

16.2.4.	without derogating from clause 17.13 below, details (as published by FCR) of any issuance of shares or other Securities of FCR convertible into shares of FCR, in each case, in an amount which constitutes at least 10% (ten percent) of the voting power in FCR immediately after such issuance, within 7 (seven) days of such publication, or as a result of which the recipient of such shares holds 10% (ten percent) or more of the voting power in FCR immediately after such issuance, within 7 (seven) days of such publication.

16.3.	Negative Pledge

The Borrower shall not, and shall procure that none of the Obligors shall, create, or permit to subsist, any Encumbrance on any asset or right which is charged in favour of the Lender under any Security Document, or on the shares

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

of Gazit Canada, the shareholders’ loans made from time to time to Gazit Canada, the shares of Gazit 2003 or any other Guarantor or other means of control owned from time to time by the Borrower in Gazit 2003 or any other Guarantor and the shareholders’ loans or other means of control made from time to time to Gazit 2003 or any other Guarantor by the Borrower, save, with respect to: (a) the Collateral under (and as defined in) the Gazit Canada Ontario Pledge and the Gazit Canada Israeli Pledge, for Permitted Liens (as such term is respectively defined in the Gazit Canada Ontario Pledge and the Gazit Canada Israeli Pledge); and (b) the Collateral under (and as defined in) the Gazit 2003 Ontario Pledge and the Gazit 2003 Israeli Pledge, for Permitted Liens (as such term is respectively defined in the Gazit 2003 Ontario Pledge and the Gazit 2003 Israeli Pledge).

16.4.	Non-Disposal

16.4.1.	The Borrower shall not sell, transfer or otherwise dispose of, or grant any Encumbrance over (save under the Finance Documents), any of the Collateral, including any Related Rights thereto.

16.4.2.	The Borrower shall at all times posses the control (as such term is defined in the Bank (Licensing) Law, 5741-1981) over Gazit Canada and Gazit 2003. The Borrower shall at all times hold all the means of control in Gazit Canada and hold at least 51% (fifty-one percent) of all means of control of any other Guarantor.

16.4.3.	Without derogating, for the avoidance of doubt, from clauses 9.5—9.7 above, the Borrower shall procure that the Guarantors shall not sell, transfer or otherwise dispose of any Pledged FCR Shares or any rights arising therein or in relation thereto, including any Related Rights thereto.

16.5.	Notification of Default

The Borrower shall notify the Lender of any Default or Event of Default of which it is aware (and the steps, if any, being taken to remedy such Default or Event of Default) promptly upon becoming aware thereof.

16.6.	Additional Documents and Further Actions

The Borrower shall take, and shall procure that each other Obligor shall take, all further reasonable actions and execute and deliver from time to time, as reasonably requested by the Lender at the Borrower’s expense, all documents as shall be reasonably necessary or relevant to the execution and implementation of the Finance Documents and the consummation of the transactions contemplated therein.

16.7.	Preferred Shares

The Borrower shall procure that no restriction under applicable statute or regulation will apply to prohibit the payment by Gazit Canada or Gazit 2003 of any amounts (whether redemption amounts, dividends or otherwise) to the Borrower in respect of the Pledged Preferred Shares.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

The following provisions of this clause 16 shall, notwithstanding the opening paragraph of this clause 16, also remain in force during the Security Period: 16.1.2, 16.2.3, 16.3 (and in this regard the reference to any Security Document shall also be deemed to be a reference to any Gazit Canada Security Document), 16.4.2, 16.4.3 and 16.7. All references to Obligors in such clauses shall also be deemed to include references to Obligors as such term is defined in the Gazit Canada Facility Agreement

17.	DEFAULT

17.1.	Events of Default

17.1.1.	Without derogating from the provisions of this Agreement, each of the events set out in clause 17.2 to clause 17.15 below is an Event of Default (whether or not caused by any reason outside the control of the Borrower or of any other person), entitling the Lender to the remedies set out in clauses 17.16—17.19 below.

17.1.2.	Notwithstanding anything to the contrary in this clause 17, in the event that the Lender shall be of the view (in its professional discretion), that delay in acting pursuant to clauses 17.16—17.19 below due to the operation of any cure period specified under the Finance Documents may materially prejudice the rights of the Lender under any Finance Document or its ability to receive full payment in accordance with the terms of the Finance Documents of all Secured Obligations (including if it may materially prejudice the realisation of the Securities pledged thereunder), the Lender may, by written notice to such effect to the Borrower, shorten or cancel any such cure period; provided that, the Lender shall give the Borrower notice thereof prior to declaring the Total Outstandings immediately due and payable.

17.2.	Non-Payment

The Borrower or any other Obligor does not pay any amount payable by it under any Finance Document at the place and in the funds expressed to be payable within 7 (seven) days of the due date for payment of such amount, except only where and for so long as such non-payment is caused solely as a result of a strike at the Lender which prevents such payment.

17.3.	Breach of Obligations

17.3.1.	Any Obligor does not comply with, or is in breach of any undertaking or obligation contained in any Finance Document (but with respect to the Standard Forms, only if such a breach is a material breach) and, if such default is capable of remedy within such period, within 14 (fourteen) Business Days after receipt by the Borrower of written notice from the Lender requiring the failure or breach to be remedied, such Obligor shall have failed to cure such default.

17.3.2.	For the avoidance of doubt: (a) this clause 17.3 shall not be construed as derogating from any other provision of this clause 17 and, without limiting the generality of the aforegoing, the cure period specified in clause 17.3.1

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

above shall be applicable only with respect to the Events of Default referred to therein and not to any other provisions of this clause 17; and (b) in the event that any failure or breach as aforesaid is incapable of being remedied, an Event of Default shall be deemed to have occurred immediately upon such breach.

17.4.	Misrepresentation/Breach of Warranty

Any representation or warranty made or repeated by or on behalf of any Obligor in any Finance Document, or in any certificate or statement delivered by or on behalf of any Obligor under any Finance Document is, or proves to have been, incorrect or misleading in any respect which, in the view of the Lender is material, when such representation or warranty is made or deemed to be made or repeated; provided that, if such incorrect or misleading representation or warranty is one which has been repeated after Financial Close and which is capable of remedy, there shall be an Event of Default under this clause 17.4 only if not remedied within 14 (fourteen) Business Days after receipt by the Borrower of written notice from the Lender requiring such incorrect or misleading representation or warranty to be remedied.

17.5.	Financial Covenants

17.5.1.	In the event that the Borrower shall breach any of the financial covenants set out in clauses 10.1, 10.2, 10.3 or 10.4 above, or if the Borrower fails to comply with the terms of clause 10.5 above or if the financial covenant set out in clause 10.5 above is not met during 3 (three) consecutive Quarters.

17.5.2.	In the event that:

17.5.2.1.	the ratio set out in clause 10.6 above for any Quarter or Financial Year shall be less than 1.55 (one point fifty-five);

17.5.2.2.	the ratio in clause 10.7 above shall: (a) for any Quarter or Financial Year, exceed 14.2 (fourteen point two); or (b) for any 3 (three) consecutive Quarters exceed (in each such Quarter) 13.5 (thirteen point five); or

17.5.2.3.	the ratio set out in clause 10.8 above shall: (a) for any 3 (three) consecutive Quarters exceed (in each such Quarter) 80% (eighty percent); or (b) for any Quarter, exceed 82% (eight-two percent).

Provided that, an Event of Default under this clause 17.5 shall occur only after the expiry of 14 (fourteen) Business Days after the date upon which the relevant provisions of clauses 17.5.1 or 17.5.2 above shall be applicable.

17.6.	Invalidity

This Agreement or any Security Document or any obligation of any Obligor under any of the Finance Documents (other than an obligation under the Standard Forms which is not material) shall cease to be in full force and effect in any respect or does not, or shall cease to, constitute the legal, valid, binding

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

and enforceable obligations of any Obligor, or in the case of any Security Document, fails to provide effective perfected security in favour of the Lender of the nature and over the assets over which security is intended to be given by that Security Document, and the aforegoing has not been cured in full within 5 (five) Business Days after the Borrower becomes aware thereof.

17.7.	Reorganisation or Merger
17.7.1.	(a)	In the event that the Borrower shall adopt a resolution for Reorganisation or Merger (as defined hereunder), whereby the Borrower is not the surviving entity of such Reorganisation or Merger.

	(b)	In the event that FCR, Gazit Canada, Gazit 2003 or any other Obligor, (other than the Borrower) shall adopt a resolution for Reorganisation or Merger (as defined hereunder), unless FCR, Gazit Canada, Gazit 2003 or such other Obligor, as applicable, is the surviving entity of such Reorganisation or Merger.
17.7.2.	In this clause 17.7, “Reorganisation or Merger” means a merger or spin-off (“Pizul”) (within the meaning of the term in Part E2 of the Israeli Income Tax Ordinance [New Version], 1961 or the Companies Law or any provision of law replacing any of the aforegoing) or any equivalent action in Canada (in the case of FCR, Gazit Canada and Gazit 2003) or the swap of assets for shares, within the meaning of said Part E2 or otherwise.

17.8.	Receivership; Winding-Up; Attachment

17.8.1.	Any Gazit Group Entity shall adopt a resolution for its voluntary winding-up or if an order for winding-up shall be issued against any Gazit Group Entity or an application for winding-up shall be submitted against any of the Gazit Group Entities or in the event that a temporary, permanent or other liquidator or trustee or special manager shall be appointed over any Gazit Group Entity or an application for a freeze order (“Hakpa’at Halichim”) shall be submitted or a freeze order (“Hakpa’at Halichim”) granted in respect of any Gazit Group Entity or any Gazit Group Entity proposes or enters into negotiations for reaching a settlement, compromise or arrangement or rescheduling with its creditors or such settlement, compromise or arrangement is approved or any equivalent or analogous proceeding or order is given in any other jurisdiction in which any of the Gazit Group Entities carries on business or has an office.

Notwithstanding the aforegoing, in the event that any application referred to above is made by a third party and an order has not yet been granted thereon, then the Lender shall not be entitled to accelerate the Total Outstandings, in whole or in part, or to act in accordance with clauses 17.16—17.19 below, unless: (a) 90 (ninety) days shall have passed from the date of submission of such application; and (b) the amount of the debt referred to in such application is, in the view of the Lender, sufficient to endanger the existence of any Gazit Group Entity or the repayment of the Secured Obligations.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

17.8.2.	An application is submitted for the appointment of a temporary or permanent receiver over assets of any Gazit Group Entity in a cumulative amount exceeding US $50,000,000 (fifty million United States Dollars) (or the equivalent thereof in any other currency), or an order is granted for a temporary or permanent receivership order in respect of such cumulative amount or any temporary, permanent or other receiver is appointed over assets in an amount exceeding such cumulative amount.

Notwithstanding the aforegoing, in the event that any application referred to above is made by a third party and an order has not yet been granted thereon, then the Lender shall not be entitled to accelerate the Total Outstandings, in whole or in part, or to act in accordance with clauses 17.16—17.19 below, unless: (a) 90 (ninety) days shall have passed from the date of submission of such application; and (b) the amount of the debt referred to in such application is, in the view of the Lender, sufficient to endanger the existence of any Gazit Group Entity or the repayment of the Secured Obligations.
17.8.3.	(a)	An attachment is imposed or an order for execution proceedings (or similar process) or for other collection proceedings of whatsoever nature is issued over any assets, rights or property of the Borrower or any other Obligor in an amount exceeding US $50,000,000 (fifty million United States Dollars) (or the equivalent thereof in any other currency); save in the case of an attachment or order which is imposed or made ex parte, which attachment or order is contested by the relevant Obligor in good faith and is cancelled within 30 (thirty days) of being imposed or made.

	(b)	In the event that an attachment is imposed or an order for execution proceedings (or similar process) or for other collection proceedings is issued over any of the Collateral or an application is made for any of the foregoing, save, with regard to an application only, where such application is cancelled within 21 (twenty-one days) of being submitted.
17.9.	Alteration to FCR’s Articles of Association

17.9.1.	FCR or any of its shareholders with respect to FCR shall have adopted a Transfer Restriction Mechanism which Transfer Restriction Mechanism is not approved by the Lender within 60 (sixty) days of adoption thereof (the Lender having no obligation whatsoever to approve any such Transfer Restriction Mechanism). The Borrower shall immediately notify the Lender of the adoption of any Transfer Restriction Mechanism with respect to FCR.

17.9.2.	FCR shall alter the Organisational Documents of FCR in any way which would restrict or prohibit the pledging or transfer of any of the Pledged FCR Shares.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

17.10.	Cessation of Trading

17.10.1.	There is no trading in any of: (a) the Securities of the Borrower; or (b) the shares of common stock of FCR, in either case, for a consecutive period of 4 (four) days or more on which trading is conducted on the relevant stock exchange on which such company’s shares are respectively traded.

17.10.2.	The shares of the Borrower or FCR shall cease to be listed for trading on a reputable stock exchange.

17.11.	Cessation or Change of Business

17.11.1.	The Borrower or FCR ceases to carry on all, or a substantial part of, its respective business as contemplated on the date of this Agreement for a period of 30 (thirty) or more consecutive days.

17.11.2.	The investment (directly or indirectly) in real-estate ceases to be the primary business of FCR.

17.11.3.	The value of all income producing real estate ceases at any time to comprise more than 50% (fifty percent) of the total assets of the Borrower (as appearing in the balance sheet in the Borrower’s quarterly or annual financial statements).

17.12.	Illegality

It is or becomes unlawful for any Obligor to perform any of its obligations under any of the Finance Documents.

17.13.	Change of Control

Any Change of Control shall occur.

17.14.	Organisational Documents

Any amendment is made to any of the Organisational Documents of the Borrower or any other Obligor without the prior written consent of the Lender, which amendment is likely to impair the ability of the Obligors to comply with their respective obligations under the Finance Documents.

17.15.	Cross Default

17.15.1.	As a result of delay in payment or non-payment of any debt by an Obligor to any bank and/or financial institution and/or debenture (bond) holders (acting in accordance with terms of the instrument governing the relevant debenture (bond) (any of the foregoing a “Financial Creditor”), a Financial Creditor shall declare or demand that any debt or debts of any Obligor to such Financial Creditor in a cumulative amount of US $50,000,000 (fifty million United States Dollars) is immediately due and payable and/or any Financial Creditor shall realize any collateral provided to it by or for any Obligor in respect of any debt or debts of any Obligor to such Financial Creditor in a cumulative amount of US $50,000,000 (fifty

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

million United States Dollars), unless such declaration, demand or realization is cancelled or a competent court has issued an order of injunction against such declaration, demand or realization proceedings within 21 (twenty-one) days of being made or commenced, as applicable.

17.15.2.	If any Indebtedness of an Obligor in an aggregate amount exceeding US $50,000,000 (fifty million United States Dollars) or the equivalent thereof in another currency is declared by the holder or holders thereof which are Financial Creditors to be due prior to its scheduled maturity, or if the Borrower is required to make, due to any breach, any prepayment, repurchase or redemption thereof, prior to its scheduled maturity (i.e., acceleration), other than as a result of delay in payment or non-payment of any debt, and such declaration or requirement is not cancelled within 14 (fourteen) Business Days of being made, all, unless such Obligor is in good faith and on reasonable grounds contesting such declaration or requirement.

17.15.3.	If an “Event of Default” (as such term is defined in the Gazit Canada Facility Agreement) occurs.

17.16.	Acceleration

Upon the occurrence of an Event of Default and at any time thereafter while the same is continuing, without derogating from any other rights or remedies available to the Lender, the Lender may, by written notice to the Borrower:

17.16.1.	declare that an Event of Default has occurred; and/or

17.16.2.	declare that all, or any part of, the Total Outstandings, including interest accrued thereon and all other amounts (including, to the extent applicable, amounts due under clause 13.11 above), payable by the Borrower under the Finance Documents from time to time, shall thenceforth be repayable on demand being made by the Lender (and in the event of any such demand, the Total Outstandings or part thereof, interest and such other amounts shall become immediately due and payable); and/or

17.16.3.	declare that all, or any part of, the Total Outstandings, is immediately due and payable, whereupon the Total Outstandings, or part thereof, shall become immediately due and payable, together with all interest accrued thereon and all other amounts payable by the Borrower under the Finance Documents (including, to the extent applicable, amounts due under clause 13.11 above).

17.17.	Total Outstandings Due on Demand

If, pursuant to clause 17.16.2 above the Lender declares all, or any part of, the Total Outstandings to be due and payable on demand then, and at any time thereafter so long as any Event of Default is continuing and has not been waived in writing, the Lender may, by written notice to the Borrower, require repayment of the Total Outstandings, or such part thereof declared to be due and payable on demand, all on such date or dates as the Lender may specify in such notice (whereupon the same shall become due and payable on such date

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

together with all accrued interest thereon and any other sums then owed by the Borrower hereunder) or withdraw such declaration with effect from such date as the Lender may specify in such notice.

17.18.	Indemnity

The Borrower shall indemnify the Lender against any losses or expenses (but excluding any losses of profit by the Lender, and excluding indirect losses such as to reputation or otherwise) which any of them may sustain or incur as a consequence of:

17.18.1.	the occurrence of any Event of Default or Default, to the extent that such losses or expenses are not compensated for by any other provisions of this Agreement; or

17.18.2.	a failure by the Borrower to pay any amount due under this Agreement on its due date.

A certificate of the Lender as to the amount of any such losses or expenses referred to in this clause 17.18 shall be prima facie evidence in the absence of manifest error.

17.19.	Remedies

In the event of acceleration of the Total Outstandings, or any part thereof, pursuant to clause 17.16 above, or of a written notice under clause 17.17 above, then, without derogating from any other remedies or relief available to the Lender under law, the Lender shall be entitled to take all steps available under any of the Finance Documents as it deems fit in order to collect all sums owed by the Borrower to the Lender, including to sell, or procure the sale of, all or any of the Pledged FCR Shares or any other Collateral or to realise all or any of the assets, rights or properties secured under the Security Documents (including, realisation of rights in accordance with Sections 17 or 20 of the Israeli Pledges Law, 5727—1967), and to utilise the sums received to repay in part or in full all amounts owed by the Borrower hereunder and/or under any other Finance Document.

18.	ASSIGNMENTS AND TRANSFERS

18.1.	Binding Agreement

This Agreement shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors, permitted transferees and permitted assigns.

18.2.	No Assignments and Transfers by the Borrower

The Borrower shall not be entitled to assign or transfer all or any of its rights, benefits or obligations under any of the Finance Documents.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

18.3.	Assignments and Transfers by the Lender

The Lender may, at any time, at its discretion and without the requirement of any Consent by the Borrower, assign or transfer (collectively, “transfer”) all or any of its rights, benefits and obligations under the Finance Documents to (and only to) any of the Permitted Transferees, provided that, unless the entire Agreement (with all Finance Documents) and the entire Gazit Canada Facility Agreement (with all the Gazit Canada Finance Documents) are assigned as a whole to one (but not more than one) Permitted Transferee, Bank Hapoalim shall at all times: (a) remain a Lender in an amount equal to at least 50.1% (fifty point one percent) of the aggregate Facilities outstanding and shall retain the entire exposure in respect of such minimum amount; and (b) remain the sole representative of all other lenders in respect of the Facilities (as facility agent and/or security trustee and/or under any similar position). Notwithstanding anything herein to the contrary, to the extent that the Lender shall effect a transfer pursuant to this clause above to a non-Israeli entity, then the Borrower shall not be required to pay any additional costs under this Agreement due solely to such transfer being made to a non-Israeli entity. “Permitted Transferee” shall in this clause 18 mean any of the following: Bank Leumi le—Israel B.M., Israel Discount Bank Ltd., The First International Bank of Israel Ltd., Mizrahi-Tefahot Bank Ltd., Union Bank of Israel Ltd. and any Israeli branch of a foreign bank having an average international rating of at least “A”.

18.4.	Cooperation by the Borrower

18.4.1.	In the event that the Lender shall wish to make a transfer in accordance with this clause 18, the Borrower shall cooperate in such transfer, including, performing such acts and executing such customary documents as may reasonably be necessary to give effect to such transfer (without this being considered or interpreted as the Borrower’s agreement to bear any additional out-of-pocket cost in such cooperation and, for the avoidance of doubt, without amending or waiving any provision of this Agreement or of any other Finance Documents).

18.4.2.	Without derogating from clause 18.4.1 above, in the event that the Lender transfers any of its rights and/or obligations under this Agreement pursuant to this clause 18 above, the Borrower shall promptly, at the first request of the Lender, cooperate with the Lender and the Permitted Transferee in all respects necessary in order for the Lender and the Permitted Transferee to be in full compliance with the requirements of the Israeli Prohibition on Money Laundering Law, 5760—2000, as such law is interpreted by the Bank of Israel from time to time.

18.5.	Disclosure of Information

18.5.1.	The Lender shall not be entitled to disclose any information (not already published) regarding the Borrower to any third party, save to the extent so required under law (for the avoidance of doubt, the Lender shall be entitled to make such disclosure to the Supervisor of Banks or other officer of the Bank of Israel or any person acting on their behalf or to any other Government Body to which the Lender is subject). Notwithstanding the aforegoing, the Lender may at any time disclose to any potential Permitted

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Transferee under clause 18.3.1.1 above or to other entities approved by the Borrower in writing in respect of the Finance Documents with whom it is negotiating a transfer of rights (“Potential Permitted Transferee”) and to any advisers to such Potential Trustee, such information about the Finance Documents and the Obligors as the Finance Parties shall consider appropriate.

18.5.2.	The disclosure of information, whether to a Potential Permitted Transferee or to its advisers, shall be subject to the signature by the Potential Transferee and/or its advisers of a non-disclosure undertaking in the form to be agreed before Financial Close, which form shall constitute Schedule 18.5 to this Agreement.

18.5.3.	For the purposes of this clause 18:

18.5.3.1.	“information” shall mean all information of the Lender or which the Lender shall obtain which, in the Lender’s discretion, is necessary or desirable to transfer to a Potential Permitted Transferee in connection with the transfer of rights and obligations hereunder and includes information regarding the Facilities and regarding Collateral. In the event that Securities of the Borrower shall cease to be traded on a stock exchange, “information” shall include also general, non-published business information regarding the Borrower; and

18.5.3.2.	“transfer” shall mean the sale and/or assignment of rights, wholly or in part, or sale of sub-participations or in any other manner as the Lender shall deem fit. Any transfer may be to one or more Permitted Transferees, at the same time or from time to time.

18.6.	Data Protection

The Borrower acknowledges that the Lender has given the Borrower notice under the Israeli Protection of Privacy Law, 5741-1981, that all data delivered by the Borrower to the Lender shall be used by the Lender solely for the purpose of the performance of this Agreement, the performance of other agreements between the Lender and any of the Obligors, and as necessary in order for the Lender to meet any mandatory requirements under applicable law (for the avoidance of doubt, the Lender shall be entitled to disclose such data to the Supervisor of Banks or other officer of the Bank of Israel or any person acting on their behalf or to any other Government Body to which the Lender is subject), and that all such data shall be stored in accordance with such needs of the Lender in the Lender’s database or in the database of persons providing to the Lender from time to time computer services or data analysing services.

19.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of the parties hereto, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy. The rights and remedies herein provided are cumulative and not exhaustive of any rights or remedies provided by law.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

20.	AMENDMENTS

Any addition, variation, modification or amendment to this Agreement shall not be effective unless any such addition, variation, modification or amendment is in writing and signed by the authorised signatories of both of the parties to this Agreement.

21.	COUNTERPARTS

This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

22.	GOVERNING LAW AND JURISDICTION

This Agreement and the Standard Forms shall be governed by and shall be construed in accordance with Israeli law and the courts of Tel-Aviv-Jaffa shall have exclusive jurisdiction to hear any matters arising under or in connection with this Agreement or the Standard Forms; provided that, the Lender shall be entitled to sue any Obligor in any jurisdiction in which it has an office or holds assets.

23.	ENTIRE AGREEMENT

This Agreement (together with the other Finance Documents) constitutes the entire agreement between the parties with respect to the subject-matter hereof and supersedes any prior agreement or arrangement amongst the parties.

24.	NOTICES

24.1.	Notices in Writing

24.1.1.	Notices to be given hereunder shall be in writing and may be given personally, by facsimile or by letter as required by clause 24.2 below. Any notice to be given to any party hereto must be given during normal business hours of such party to the person and at the address designated below. If notice is sent by facsimile during normal business hours as aforesaid, it shall be deemed to have been served when automatic facsimile confirmation of receipt by the intended recipient has been received.

24.1.2.	All requests, notices and other documents to be delivered by the Borrower pursuant to this Agreement shall be delivered in the English or Hebrew language and, if the original of such documents is in another language, shall be delivered together with a certified translation into Hebrew or English.

24.2.	Addresses

Any notices not given by facsimile shall be served personally on a party or served on a party by way of prepaid express registered letter (or nearest equivalent), in each case, to its address given below or to such other address as may from time to time be notified for this purpose and any notice so served

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

by letter shall be deemed to have been served within 5 (five) days after the time at which such notice was posted and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and posted:

24.2.1.	to the Borrower at:	Gazit—Globe Limited 1 Derech Hashalom Tel-Aviv 67892 Israel Facsimile: (+972) (3) 696 1910 Attention: Chief Financial Officer

24.2.2.	to Bank Hapoalim, in its capacity as Lender at:	Bank Hapoalim B.M. Levinstein Tower 23 Menachem Begin Road Tel-Aviv 66183 Israel Facsimile: (+972) (3) 567 5795 Attention: Ayalon Nemesh
25.	SURVIVAL

All warranties, representations and indemnities set forth in the Finance Documents shall survive the execution and delivery of each such Finance Document and, with respect to indemnities only, the termination of any Finance Document and the making and repayment of any credit under the Facilities.

26.	CONSTRUCTION

Each covenant of the Borrower contained in any Finance Document shall be construed as being independent of each other covenant contained in any Finance Document, so that compliance with any covenant shall not be deemed to excuse compliance with any other covenant. Where any provision in this Agreement refers to action to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable, whether such action is taken directly or indirectly by such person.

27.	SEVERABILITY

27.1.	Validity or Enforceability of Finance Documents Not to be Affected

If a provision of any Finance Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect:

27.1.1.	the validity or enforceability in that jurisdiction of any other provision of the Finance Documents; or

27.1.2.	the validity or enforceability in other jurisdictions of that or any other provision of the Finance Documents.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

27.2.	Waiver of Provisions to Ensure Validity of Finance Documents

Where provisions of any applicable law resulting in such illegality, invalidity or unenforceability may be waived, they are hereby waived by the Borrower and the Lender to the full extent permitted by applicable law so that the Finance Documents shall be deemed valid and binding agreements, in each case enforceable in accordance with their respective terms.

27.3.	Modification of Provisions to Ensure Compliance with Applicable Law

If any provision of this Agreement is held to be unenforceable under applicable law, then such provision shall be modified as set out in the following sentence and the balance of this Agreement shall be interpreted as if such provision were so modified and shall be enforceable in accordance with its terms. The parties shall negotiate in good faith in order to agree on the terms of an alternative provision which complies with applicable law and achieves, to the greatest extent possible, the same effect as would have been achieved by the invalid or unenforceable provision.
IN WITNESS WHEREOF, the parties have signed this Facility Agreement on the date first mentioned above.

the BORROWER:

for	GAZIT—GLOBE LIMITED

By:

Title:

the LENDER

for	BANK HAPOALIM B.M.

By:

Title:

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.
AMENDMENT
(“this Amendment”)
DATED AUGUST 15, 2010 TO A FACILITY
AGREEMENT MADE ON JULY 13, 2010
by and between:
(1)	GAZIT-GLOBE LIMITED, a company incorporated under the laws of the State of Israel (company number 52-003323-4), having its registered office at 1 Derech Hashalom, Tel-Aviv, Israel (“the Borrower”)
and
(2)	BANK HAPOALIM B.M., a banking corporation incorporated in the State of Israel, in its capacity as lender (“the Lender”)

WHEREAS:	the Borrower and the Lender are parties to a Facility Agreement dated July 13, 2010 (“the Facility Agreement”); and

WHEREAS:	the Borrower has informed the Lender that due to an error, the number, detailed in the Facility Agreement, of FCR Shares to be pledged by each of the Guarantors was incorrect; and

WHEREAS:	the Borrower has requested and the Lender has agreed that the number of FCR Shares to be pledged by each of the Guarantors shall be amended; and

WHEREAS:	the Borrower and the Lender have agreed to amend the Facility Agreement and the Schedules thereto in the light of the aforementioned, all subject to the terms and conditions set out in this Amendment below,
NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

1.	Unless otherwise defined in this Amendment, terms defined and references contained in the Facility Agreement, shall have the same meaning and construction in this Amendment.

2.	The Facility Agreement is hereby amended as follows:

2.1.	in clause 1.1.37(b), the figure and words “14,134,830 (fourteen million one hundred and thirty-four thousand eight hundred and thirty)” shall be replaced by the figure and words “16,348,296 (Sixteen million three hundred forty-eight thousand two hundred and ninty-six)”;

2.2.	in clause 1.1.44(b) the figure and words “45,838,640 (forty-five million eight hundred and thirty-eight thousand six hundred and forty)” shall be replaced by the figure and words “42,325,179 (Forty-two million three hundred twenty-five thousand one hundred and seventy nine)”;

2.3.	in clause 15.8.3, the figure and words “37% (thirty-seven percent)” shall be replaced by the figure and words “36.63% (thirty-six point sixty-three percent)”;

2.4.	in Schedule 1.1.39, in Schedule 1 thereto, the figure and words “14,134,830 (fourteen million one hundred and thirty-four thousand eight hundred and thirty)” shall be replaced by the figure and words “16,348,296 (Sixteen million three hundred forty-eight thousand two hundred and ninty-six)”; and

2.5.	in Schedule 1.1.46, in Schedule 1 thereto, the figure and words “45,838,640 (forty-five million eight hundred and thirty-eight thousand six hundred and forty)” shall be replaced by the figure and words “42,325,179 (Forty-two million three hundred twenty-five thousand one hundred and seventy nine)”.

3.	Save as amended expressly pursuant to this Amendment, the provisions of the Facility Agreement shall continue in full force and effect and the Facility Agreement and this Amendment shall be read and construed as one instrument.

4.	This Amendment shall be governed by and shall be construed in accordance with Israeli law.
IN WITNESS WHEREOF, the parties have signed this Amendment effective as of the date first mentioned above.

[*] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

the BORROWER:
for GAZIT-GLOBE LIMITED

By:

Title:

the LENDER:
for BANK HAPOALIM B.M.

By:

Title: